UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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TRECORA RESOURCES
(Name of Registrant as specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

April 6, 2020

To Our Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2020 annual meeting of stockholders on May 19, 2020, at 10:00 a.m., Central Time. This year, the meeting will be a completely virtual meeting of stockholders due to the public health impact of the coronavirus (COVID-19) outbreak. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the meeting.
Matters to be acted upon at the meeting are described in the attached Notice of 2020 Annual Meeting of Stockholders and proxy statement. We have also included a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, for your review.
Your vote on the business to be considered at the meeting is important regardless of the number of shares you own. Whether or not you plan to attend, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you received a paper copy of the proxy card or voting instruction form, to mark, sign and date such proxy card or voting instruction form. Please note that submitting a proxy will not prevent you from attending the meeting and voting electronically during the meeting. Please note, however, if a bank, broker, trustee or other nominee holds your shares of record and you wish to vote at the meeting, you must register in advance using the instructions described in the accompanying proxy statement. If you do attend the meeting, you may withdraw your proxy should you wish to vote electronically during the meeting.
Your Board and management have been active stewards of your investment in Trecora over the past year. As part of our steps to refresh and strengthen the composition of the Board we added two new Board members in early 2019. Janet Roemer and Adam Peakes were valued additions to our decision making throughout the year. The management team identified the company's key improvement goals early in 2019 with important financial priorities established. Through a 30% improvement in our operating cash flow, we accomplished $19.2 million of debt reduction. These results were enabled by a step-change in the safety results across the company last year, completion of important cost reduction initiatives and the reliable operation of our assets – particularly in our Specialty Petrochemicals segment.

We appreciate your participation in the 2020 annual meeting of stockholders and look forward to continuing the Board’s focus on delivering long-term stockholder value.
Sincerely,
Karen A. Twitchell
Chair of the Board of Directors

TRECORA RESOURCES
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
(281) 980-5522

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:		10:00 a.m. Central Time, May 19, 2020

Access to the Meeting:
You will be able to attend and participate in the 2020 annual meeting of stockholders (the “Annual Meeting”) online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.meetingcenter.io/208656910.

Items of Business:	(1)
Election of seven directors, each to serve until the 2021 annual meeting of stockholders or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal;

	(2)	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2020 fiscal year;
	(3)	Approval, by non-binding advisory vote, of the compensation of our named executive officers; and
	(4)	To transact any other business that may properly come before the Annual Meeting (as defined below) and postponement or adjournment of the Annual Meeting.

Adjournments and Postponements:
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:
The close of business on March 24, 2020 has been fixed as the record date for determining those Trecora Resources stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record as of the close of business on that date will be eligible to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. A list of our stockholders as of the close of business on the record date will be available to view online at the time of the Annual Meeting and at the Company’s corporate office, 1650 Highway 6 South, Suite 190, Sugar Land, TX 77478, for the ten days prior to the Annual Meeting.

Meeting Admission:
You are entitled to attend and vote at the Annual Meeting only if you were a Trecora Resources stockholder of record as of the close of business on March 24, 2020 or hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a bank, broker, trustee or other nominee, you must register in advance of the Annual Meeting to attend and vote at the Annual Meeting online by submitting proof of your proxy power (legal proxy) reflecting your beneficial ownership along with your name and email address.

We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 6, 2020, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about April 6, 2020, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a set of proxy materials in printed form by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request proxy materials in printed form by mail or electronically by email may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Christopher A. Groves
Corporate Secretary

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE OR THROUGH THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR BY MARKING, SIGNING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM AS SOON AS POSSIBLE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

PROXY STATEMENT SUMMARY
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Trecora Resources, a Delaware corporation (the “Company”), for the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”).
The following summary contains highlights of important information you will find elsewhere in our proxy statement and is qualified in its entirety by the full proxy statement. This summary does not contain all of the information you should consider before voting. Please read the entire proxy statement before voting. We refer to our website throughout this proxy statement; however, no information on our website or any other website is incorporated by reference into or otherwise made a part of this proxy statement.
Annual Meeting Information

Virtual Access:	www.meetingcenter.io/208656910
Date:	May 19, 2020
Time:	10:00 a.m., Central Time
This proxy statement provides a description of the business matters to be covered at the Annual Meeting. As a stockholder, you are entitled and encouraged to attend the Annual Meeting and to vote on the matters described in this proxy statement. Detailed information on voting is provided below.
Other General Information
References in this proxy statement to (1) “we,” “us,” “our,” “TREC” or the “Company” refer to Trecora Resources and, as the context requires, our direct and indirect subsidiaries, (2) “TOCCO” refers to Texas Oil & Chemical Co. II, Inc. (our wholly owned subsidiary and parent of SHR and TC), (3) “SHR” refer to South Hampton Resources, Inc. (our Specialty Petrochemical segment), (4) “TC” refers to Trecora Chemical (our Specialty Waxes segment), (5) “AMAK” refer to Al Masane Al Kobra Mining Company (our mining investment; 28% ownership) and (6) “PEVM” refer to Pioche Ely Valley Mines, Inc. (inactive mines; 55% ownership).
Proposals to be Voted on at the Annual Meeting

Proposal 1:
Election of seven directors, each to serve until the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal

Proposal 2:	Ratification of the appointment of BKM Sowan Horan, LLP as our independent registered public accounting firm for the 2020 fiscal year
Proposal 3:	Approval, by non-binding advisory vote, of the compensation of our Named Executive Officers (as defined herein)
Stockholders will also be asked to consider such other business that may properly come before the Annual Meeting and postponement or adjournment of the Annual Meeting. At this time, the Board is not aware of any other business to be acted upon at the Annual Meeting.

Questions and Answers about the Meeting and Voting
Who is making this solicitation of proxies?
This solicitation is made by the Company on behalf of its Board of Directors. A Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) is first being mailed on or about April 6, 2020 to stockholders of the Company. The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy statements to their principals, will be borne by the Company. Solicitation may be made in person, by telephone, by email or by fax by officers or regular employees of the Company, who will not receive additional compensation for solicitation activity. In addition, we have retained Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee of $7,500 plus customary expenses.
Who is entitled to vote?
Company stockholders of record and beneficial owners of record at the close of business on the record date, which is March 24, 2020 (the “record date”), are entitled to vote at the Annual Meeting and any adjournment or postponement of the meeting. On the record date, there were 24,753,335 shares of common stock of the Company, par value $0.10 (the “Common Stock”), issued and outstanding. Holders of our Common Stock are entitled to one vote per share.
How do I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/208656910. You also will be able to vote your shares online by attending the Annual Meeting by webcast. No physical meeting will be held.
To participate in the Annual Meeting, you will need to review the information included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is TREC2020.
If you hold your shares through an intermediary, such as a bank, broker, trustee or other nominee (referred to herein as a “broker”), you must register in advance using the instructions below.
The online meeting will begin promptly at 10:00 a.m., Central Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a stockholder of record (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice of Internet Availability or proxy card that you received.
If you are a beneficial owner who holds shares through an intermediary, such as a broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your beneficial ownership along with your name and email address to Computershare in advance of the Annual Meeting. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 9, 2020.
You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
By mail:
Computershare
TREC Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Why are you holding a virtual meeting instead of a physical meeting?
We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose as it relates to the current ongoing COVID-19 pandemic. Therefore, we intend to hold the Annual Meeting in a vitual format via a live webcast. Further, we also believe that hosting a completely virtual meeting will enable more of our stockholders to attend and participate from any location around the world with Internet access.
In the event that the logistics of our Annual Meeting are further impacted by developments related to, or stemming from, the COVID-19 pandemic, we will announce such information as promptly as practicable. Please monitor our website at https://ir.trecora.com for updated information. As always, we encourage you to vote your shares prior to the Annual Meeting.
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we have decided to use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, on or about April 6, 2020, we will mail the Notice of Internet Availability to our stockholders. All stockholders will have the ability to access the proxy materials (i.e., this proxy statement, the form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2019) on the website referred to in the Notice of Internet Availability or request a set of proxy materials in printed form by mail or electronically by email.
If you received the Notice of Internet Availability, then you will not receive a paper copy of the proxy materials unless you request one. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to contribute to our sustainability endeavors and to help reduce cost to us associated with the physical printing and mailing of proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name, you are the stockholder of record of those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party or vote online at the Annual Meeting.
If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner of those shares, you have the right to direct your broker how to vote your shares, and you will receive separate instructions from your broker describing how to vote your shares. Except for the ratification of the selection of BKM Sowan Horan, LLP as our independent registered public accounting firm for 2020, your broker is not permitted to vote on your behalf on matters at the Annual Meeting unless you communicate your voting decisions to your broker before the date of the Annual Meeting.
How do I vote?
Because many stockholders cannot attend the Annual Meeting, it is necessary that a large number of stockholders be represented by proxy. You may vote online or by proxy in one of the following ways:

1.	Voting Online at the Annual Meeting
Stockholders of record and beneficial owners who have obtained a legal proxy (from their broker that holds their shares) giving them the right to vote the shares are invited to attend the Annual Meeting online by following procedures described in this proxy statement.

2.	Voting by Submitting a Proxy
Regardless of whether you plan to attend the Annual Meeting, as an alternative to voting at the Annual Meeting, stockholders of record have the option of voting their shares by submitting a proxy by telephone, via the Internet or by mail.

•	Submitting a Proxy by Telephone. Stockholders of record may vote by telephone by calling (toll free) 1-800-652-VOTE (8683). Telephone proxy submission is available 24 hours a day.

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Submitting a Proxy via the Internet. Stockholders of record may vote by accessing the website listed on the Notice of Internet Availability, www.investorvote.com/TREC, and following the instructions found on the website. Internet proxy submission is available 24 hours a day.

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Submitting a Proxy by Mail. If you choose to submit a proxy for your shares by mail, you should request a paper copy of the proxy materials which will include a paper copy of the proxy card and a postage paid pre-addressed envelope. Instructions on how to order a paper copy of the proxy materials can be found on the Notice of Internet Availability. Upon request, these will be mailed to you at no cost.  To vote by proxy, stockholders of record must complete, sign and date their proxy cards and mail them back in the pre-addressed envelopes.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

3.	Instructing your Broker
Beneficial owners may vote by submitting voting instructions to their broker. Your voting instruction form should be provided by your broker. Please refer to your voting instruction form for voting procedures and additional information.
What are the deadlines to vote and to request proxy materials?
Stockholders of record may vote by telephone or via the Internet by following the instructions provided above and on the Notice of Internet Availability prior to 1:00 a.m., Central Time, on May 19, 2020.
Any vote by proxy submitted in the mail must be received no later than 10:00 a.m., Eastern Time, on May 19, 2020. If you are a stockholder of record and attend the meeting, you may also vote online during the Annual Meeting. To facilitate timely delivery, requests for paper copies of the proxy materials must be submitted on or before May 9, 2020.
Beneficial owners should refer to the voting instruction form provided by their broker for applicable deadlines.
Can I revoke my proxy?
A stockholder of record may change his or her vote by: (1) submitting a later-dated vote by proxy by telephone or via the Internet or submitting a valid, later-dated proxy card to be received no later than the deadlines provided above (the latest-dated, properly completed proxy that you submit in a timely manner, whether by telephone, via the Internet, or by mail, will count as your vote); (2) providing written notice of revocation to the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 to be received no later than May 18, 2020, or (3) attending the Annual Meeting and voting using the electronic voting options during the live webcast.
A beneficial owner may change his or her vote by either: (1) submitting new voting instructions to the appropriate broker; or (2) if they have obtained a legal proxy from their broker giving them the legal right to vote their shares, by attending the Annual Meeting and voting online.
What if I don’t vote?
If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Company’s nominees to the Board, “FOR” the ratification of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2020, and “FOR” the approval, by non-binding advisory vote, of the compensation for the Company’s Named Executive Officers).
Shares of beneficial owners who do not provide their broker with voting instructions, will constitute “broker non-votes.” Generally, brokers only have discretion to vote your shares without your specific instructions with respect to “routine” proposals. The “routine” proposal in this proxy statement is Proposal 2. All other proposals (i.e., Proposals 1 and 3) are “non-routine” and your broker may not vote your shares. Accordingly, your broker will not be able to vote your shares on Proposals 1 and 3 unless your broker receives specific voting instructions regarding those Proposals from you.
How many votes are required for each proposal?
For each proposal you may vote “FOR,” “AGAINST” or “ABSTAIN”. If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

•
Proposal 1. Each director nominee for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. If any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board. Within 90 days of such resignation, the Board will either (a) accept the resignation of such director or (b) by unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” any director’s election and will have no effect on the election of directors.

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Proposal 2. In order for Proposal 2 to be approved, the number of votes cast “FOR” Proposal 2 must exceed the number of votes cast “AGAINST” such proposal. “ABSTAIN” votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 2 and because brokers have discretion to vote on Proposal 2 we do not expect any broker non-votes with respect to Proposal 2.

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Proposal 3. In order for Proposal 3 to be approved, the number of votes cast “FOR” Proposal 3 must exceed the number of votes cast “AGAINST” such proposal. “ABSTAIN” votes and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal 3.

Are there any additional proposals expected at the Annual Meeting?
Other than the proposals listed in the Notice of 2020 Annual Meeting of Stockholders attached hereto, the Board is not aware of any other business to be acted upon at the Annual Meeting. However, if you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any nominee is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.
What are the quorum requirements?
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of all of the shares of stock entitled to vote at the Annual Meeting must be present at the Annual Meeting or represented by proxy. Both “ABSTAIN” votes and broker non-votes are counted for the purpose of determining the presence of a quorum.

Where can I find more information?
Questions regarding the Annual Meeting, this proxy statement, voting or otherwise should be directed to the individual listed below at the provided contact information. You may also request a set of proxy materials in print form by mail or electronically by email on the website referred to in the Notice of Internet Availability.
Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Toll-Free: 800-662-5200
You may access our proxy materials online at website referred to in the Notice of Internet Availability. Our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2019, may also be accessed on our website at https://ir.trecora.com.

CORPORATE GOVERNANCE
The Company is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining the Company’s integrity in the marketplace. The Company has adopted Corporate Governance Guidelines and Standards of Business Conduct that apply to all of the Company’s directors, officers and all other employees. The Company’s Corporate Governance Guidelines and Standards of Business Conduct, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for governance of the Company.
The Company’s Corporate Governance Guidelines, Standards of Business Conduct, Certificate of Incorporation, Bylaws and Board committee charters are available on the Company’s website at https://ir.trecora.com. Stockholders may also request free printed copies of these from the Corporate Secretary at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478.

Directors and Executive Officers
The following sets forth the name and age of each current director of the Company that will be standing for re-election at the Annual Meeting, the date from which each director has served on our Board, all other positions and offices with the Company held by him or her, and each director’s participation on other public company boards.

Name; Current Positions Held & Other Public Company Boards	Age	Director since

Gary K. Adams Director, Chair of Compensation Committee and Member of Nominating and Governance Committee Boards: Phillips 66	69	2012
Pamela R. Butcher Director, Member of Compensation Committee and Chair of Nominating and Governance Committee	62	2016
Nicholas N. Carter Director, Member of AMAK Board	73	2004
Adam C. Peakes Director, Chair of Audit Committee and Member of Compensation Committee	47	2019
Patrick D. Quarles President, Chief Executive Officer, Director and Member of AMAK Board	53	2018
Janet S. Roemer Director, Member of Audit and Nominating and Governance Committees	64	2019
Karen A. Twitchell Director, Chair of the Board, Member of Audit and Compensation Committees Boards: Kraton Corporation	64	2015
Mr. Gary K. Adams holds a Bachelor of Science in Industrial Management from the University of Arkansas and has over 40 years of experience in the petrochemical and plastics industries. He started his chemical industry career with Union Carbide and after 15 years serving in a number of positions at Union Carbide, Mr. Adams joined Chemical Market Associates Inc. (“CMAI”). He began at CMAI as the director of the Monomers Market Advisory Service and progressed to President, CEO and Chairman of the Board from 1997 until its acquisition by IHS in 2011. Mr. Adams served as the Chief Advisor – Chemicals for IHS Market until April 1, 2017. Mr. Adams is a director of Phillips 66 and previously served on the boards of Westlake Chemical Partners LP and Phillips 66 Partners LP from 2013 to 2016. We believe that his knowledge of the global chemical market provides a critical resource to our Board.

Ms. Pamela R. Butcher holds a Bachelor Degree in Agronomy and a Master of Science Degree from Purdue University. In addition, she is a graduate of the Northwestern University Marketing Executive Program and has participated in the Prince of Wales Sustainability Conference and the Asian Master Class on Asian Business. Ms. Butcher was the CEO, President and Chief Operating Officer of Pilot Chemical Corp. from January 2010 through July 2016, when she retired. In November 2017, she was asked by the Pilot Board to return as CEO and President. As of March 2020, she is the CEO. Previously, she worked 29 years for The Dow Chemical Company where she held a variety of executive leadership positions including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing & Sales and Vice President and General Manager of Adhesives and Sealants. She was a distinguished recipient of Dow's Genesis Award for people excellence, which is Dow's highest recognition for people leadership. She currently serves as a director on the boards of Pilot Chemical Corp., Gruden Topco Holdings and as a member of the US Bank Regional Advisory Board. Previously, she also served on the board of trustees for the Chemical Educational Foundation, on the Board of the American Cleaning Institute and the Ohio Manufacturers' Association. Her broad knowledge of the chemical industry provides a valuable resource to our Board.
Mr. Nicholas N. Carter holds a Bachelor of Business Administration in Accounting from Lamar University. Mr. Carter is currently a non–employee, non–independent director and was previously the Chairman of the Board from July 2015 until February 2019 and President and Chief Executive Officer of the Company from July 2009 until his retirement in July 2015. He worked at the Sabine River Authority of Texas as a Project Accountant from 1973 to 1975. From 1975 to 1977 he was a Staff Accountant with Wathen, DeShong and Company, CPA's. From 1977 until 2015 Mr. Carter had been employed by the Company in a succession of positions with increasing and broader operating responsibilities, as follows: 1977 to 1979, Controller of SHR; 1979 to 1982, Facility Manager at a ship dock and terminal facility owned by TOCCO; 1982 to 1987, Treasurer of TOCCO; 1987 to 2013, President of SHR; and 2007 to 2009, Executive Vice President of the Company. This succession of positions with the Company gave Mr. Carter broad experience and knowledge in operations, finances and strategy of the Company. Mr. Carter serves as a Director and President of PEVM. Mr. Carter was appointed to the Board of AMAK in February 2009. We believe that his experience with the Company provides a wealth of knowledge to our Board.
Mr. Adam C. Peakes holds a Bachelor of Arts in Managerial Studies and Political Science from Rice University and a Master of Business Administration from Harvard Business School. Mr. Peakes has more than 20 years of finance and investment banking experience in various natural resources industries including his most recent role as Chief Financial Officer for Noble Corporation, where he was responsible for the accounting, treasury, tax, financial planning, mergers and acquisitions and investor relations teams globally for this publicly–traded oil and gas drilling contractor. Mr. Peakes resigned from Noble in September 2019. Prior to Noble, Mr. Peakes spent 17 years as an investment banker with Tudor Pickering Holt & Co. and Goldman Sachs specializing in mergers and acquisitions, debt and equity financings and strategic advisory assignments for companies in the oilfield services and global natural resources sectors. Mr. Peakes brings strategic leadership and expertise in capital markets, valuations, investor relations, mergers and acquisitions, global management and risk management to the Board.
Mr. Patrick D. Quarles holds a Bachelor of Science in Mechanical Engineering from Clemson University and an MBA from the Kellogg School of Management at Northwestern University.

Mr. Quarles served as Executive Vice President and President, Acetyl Chain and Integrated Supply Chain at Celanese Corporation from 2015 to 2017. Prior to joining Celanese Corporation, Mr. Quarles held a variety of leadership positions at LyondellBasell Industries N.V., before serving as Senior Vice President of the Intermediates and Derivatives (“I&D”) segment and the supply chain and procurement functions from January 2015 to June 2015. This time included serving as a member of LyondellBasell's Management Board from 2014 to 2015, Senior Vice President – I&D from 2009 to 2014, Senior Vice President Propylene Oxide and Derivatives from 2008 to 2009 and Vice President of Performance Chemicals from 2004 to 2008. Mr. Quarles began his career in 1990 at ARCO Chemical/Union Carbide, where he held various positions in sales, marketing and business management. Mr. Quarles was appointed President and Chief Executive Officer of the Company in December 2018, as well as serving as a director. Mr. Quarles’ knowledge and experience in forming and leading lean teams focused on stockholder value across manufacturing, financial and commercial operations provides a wealth of knowledge to the Board.
Ms. Janet S. Roemer is a graduate of Miami University with a Bachelor of Science in Chemistry and has a Master of Business Administration from the University of Chicago. Ms. Roemer brings more than 30 years of industry experience including executive leadership roles in global petrochemicals and biochemicals. After starting her career as a chemist with National Starch & Chemical, she had a 24 year career with Amoco and BP Group where she held a wide variety of positions with increasing responsibilities, including General Manager, Vice President Digital Business, Business Unit Leader and Chief of Staff to the CEO of Innovene. She most recently served as Chief Operating Officer of Verenium Corporation. Ms. Roemer has a breadth of operational experience including leadership roles in sales and marketing, customer service and logistics, strategic planning, manufacturing, capital projects, R&D and IT. We believe Ms. Roemer’s breadth of operational experience and knowledge of the petrochemicals industry provides a critical resource to our Board.
Ms. Karen A. Twitchell holds a Bachelor of Arts in Economics from Wellesley College and a Master of Business Administration from Harvard University. Ms. Twitchell serves on the public company board of Kraton Corporation, currently as Chair of the Compensation Committee and as a member of the Audit Committee, and previously served on the board of KMG Chemicals, where she was Chair of the Audit Committee for five years. From 2010 until her retirement in 2013, Ms. Twitchell served as the Executive Vice President and Chief Financial Officer of Landmark Aviation, where she was responsible for all financial and strategic planning functions. Previously she held senior management roles at LyondellBasell Industries and Lyondell Chemical Company from 2001 to 2009. Prior to that she was Vice President and Treasurer of Kaiser Aluminum Corporation and Southdown, Inc., and she was an investment banker with Credit Suisse First Boston during the first decade of her career. Ms. Twitchell brings extensive experience to the Board in governance, accounting matters, financings and capital structure, merger and acquisition transactions, investor relations and enterprise risk management.
None of our directors is party to any legal proceedings required to be disclosed under Item 103 of Regulation S-K.

The table below shows each director’s skillset.

Experience, Expertise or Attribute	Adams	Butcher	Carter	Peakes	Quarles	Roemer	Twitchell
Strategic Executive Leadership	*	*	*	*	*	*	*
Global Business Acumen	*	*	*	*	*	*	*
Chemical Operations Expertise	*	*	*		*	*
Chemical Commercial Expertise	*	*	*		*	*
Corporate Finance / Capital Structure Expertise		*		*	*		*
Financial Expertise / Literacy	*	*	*	*	*	*	*
Mergers and Acquisitions	*	*		*	*	*	*
Investments/Fund Management/Investor Relations			*	*	*	*	*
Risk & Compliance Management		*		*	*		*
Governance	*	*	*	*	*	*	*
The following sets forth the name and age of each current executive officer of the Company, the date of his or her appointment and all other positions and offices with the Company held by him or her.

Name of Executive	Positions	Age	Appointed
Patrick D. Quarles	President, Chief Executive Officer and Director	53	2018
S. Sami Ahmad	Chief Financial Officer and Treasurer	58	2016
Peter M. Loggenberg	Chief Sustainability Officer	57	2018/2014
John R. Townsend	Executive Vice President and Chief Manufacturing Officer	66	2018
Joseph M. Tanner	Senior Vice President, Commercial	57	2019
Each executive officer of the Company serves for a term extending until his or her successor is elected and qualified.
Please refer to the director discussion above for Mr. Quarles’ business experience.
Mr. S. Sami Ahmad received his Bachelor of Science in Chemical Engineering from the University of Pennsylvania and a Master of Business Administration from the University of Chicago. He was appointed Chief Financial Officer of the Company in October 2016 and, in February 2018, he was also appointed Treasurer of the Company. Mr. Ahmad has over 25 years of experience in corporate finance, accounting and engineering. Prior to joining the Company in October 2016, Mr. Ahmad was Chief Financial Officer of Armada Water Assets, Inc., an oil field service company, which he helped build from its formation in 2013. Previously, he served as Chief Financial Officer for Southwest Water Company, and as Vice President and Treasurer for Exterran, a publicly-owned oil and gas services company. Earlier Mr. Ahmad worked for LyondellBasell Industries and Lyondell Chemical Company from 1998 to 2009, where his positions included Director, Corporate Development, Assistant Treasurer, Corporate Finance and Director, Investor Relations. From 1991 through 1998 he held various positions with ARCO Chemical Company where his responsibilities included managing acquisitions and business development, marketing and investor relations.

Dr. Peter M. Loggenberg received his Bachelor of Science in Chemistry and Mathematics, Honors Degree in Chemistry, Master of Science in Physical Chemistry and a PhD in Chemistry (Catalysis). He was appointed Chief Sustainability Officer in March 2018. He was President of TC since the Company’s acquisition of SSI Chusei, Inc. in October 2014 until his appointment to Chief Sustainability Officer. He served as President of SSI Chusei, Inc. from 2010 through 2014. He continued as President of TC upon the Company’s acquisition. He has over 25 years of experience in the chemical industry with over 15 years at the corporate level.
Mr. John R. Townsend has a Bachelor of Science in Chemical Engineering from Louisiana Tech University with over 30 years of experience in the petrochemical industry garnered through his employment with Mobil Chemical Company, which subsequently became ExxonMobil Chemical Company. During his tenure, he held the positions of Technical Service Engineer, Technical Department Section Supervisor, Planning Associate, Operations Manager, Plant Manager and Site Manager. Mr. Townsend retired from ExxonMobil Chemical Company in 2010. Mr. Townsend served on our Board as a director from 2011 until his resignation in May 2019, and joined the Company as Executive Vice President and Chief Manufacturing Officer in June 2018.
Mr. Joseph M. Tanner has a Bachelor of Science degree in Mechanical Engineering from Purdue University. Mr. Tanner was appointed Senior Vice President, Commercial of the Company in February 2019. Mr. Tanner has 34 years of chemicals and polymers experience, approximately 30 of which were with LyondellBasell, where he most recently served as Chief Executive Officer and President of Basell Orlen Polyolefins, a joint venture between LyondellBasell and PKN Orlen, since June 2015. He has diversified experience working in production, research, sales, finance and business management. Prior to LyondellBasell, Mr. Tanner worked for Dow Chemical Company.
There are no family relationships among our directors and executive officers.
Board Leadership Structure
The Board will annually elect one director to serve as Chair of the Board. The Chair of the Board may also be the Chief Executive Officer or any other officer of the Company, but is not required to be an executive officer of the Company. The Board does not have a policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. This allows the Board flexibility to determine whether the two roles should be separated or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Ms. Twitchell has served as an independent director of the Company since 2015. During her tenure, she has served as Chair of the Audit Committee and Lead Independent Director. The Board believes that these experiences, in-depth knowledge obtained in the various positions held by Ms. Twitchell describe above and other insights put Ms. Twitchell in the best position to provide broad leadership for the Board as it considers strategy and exercises its fiduciary responsibilities to stockholders. Further, the Board has demonstrated its commitment and ability to provide independent oversight of management. Each independent director has access to the Chief Executive Officer and other Company executives, may call meetings of the independent directors and may request agenda topics to be added or dealt with in more detail at meetings of the full Board or an appropriate Board committee.

Voting for Directors under Bylaws
In an uncontested director election, each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. With respect to incumbent directors, if any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Board, decline to accept such resignation. In either case, the Board’s determination will be made public by means of a Current Report on Form 8-K filed with the SEC.
In the case of a contested director election in which the number of nominees exceeded the number of directors to be elected, each director would be elected by a plurality of the votes cast. Cumulative voting is not permitted in the election of directors.
Board Independence
The Company’s Corporate Governance Guidelines and the NYSE listing standards require that a majority of the Board consist of independent directors. The Board has determined that each of our directors, other than Mr. Carter and Mr. Quarles, is independent within the meaning of the NYSE listing standards.
Meetings of the Board and Its Committees
Quarterly Board meetings are typically held in person. Other Board meetings may be held via telephone conference call due to the geographical distance between members of the Board. In the instance where all members cannot meet or be contacted at once, members may be contacted individually, and upon agreement, Unanimous Consent Resolutions may be signed. During 2019, the Board held 9 meetings.
Board Structure and Committee Composition
As of the date of this proxy statement, our Board has seven directors and the following three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Governance Committee. Committee membership as of the date of this proxy statement, meetings during the last fiscal year and the function of each of the standing committees are described below. Mr. Carter, our former Chairman, and Mr. Quarles, our President and Chief Executive Officer, do not serve on any of our standing committees. Each of the standing committees operates under a written charter adopted by the Committee and approved by the Board. Committee charters are available on the Company’s website at https://ir.trecora.com. Free printed copies are also available to any stockholder who makes a request to the Corporate Secretary at the address listed on page 8.
All of our directors attended at least 75% of the Board and applicable standing committee meetings during 2019. Directors are also encouraged to attend annual meetings of Company stockholders. All of our directors attended our 2019 annual meeting of stockholders in person.

Name of Director	Audit	Compensation	Nominating and Governance
Independent Directors:
Gary K. Adams		Chair	Member
Pamela R. Butcher		Member	Chair
Adam C. Peakes	Chair	Member
Janet S. Roemer	Member		Member
Karen A. Twitchell	Member	Member
Number of Meetings in Fiscal 2019	9	6	6
Audit Committee
The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing the Company’s financial reporting processes and the audit of the Company’s financial statements, including:

•	the integrity of the Company’s financial statements, including the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the independent registered public accounting firm; and

•	the performance of the Company’s internal audit function and the independent registered public accounting firm, risk assessment and risk management and finance and investment functions.
Among other things, the Audit Committee:

•	prepares the Audit Committee report for inclusion in the annual proxy statement;

•	annually reviews its charter and performance;

•	appoints, evaluates and determines the compensation of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit, the audit fee and the financial statements;

•	reviews and approves all permissible non-audit services to be performed by the independent registered public accounting firm;

•
reviews the Company’s disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance;

•	reviews regulatory and accounting initiatives and off-balance sheet structures, oversees the Company’s compliance programs with respect to legal and regulatory requirements;

•	oversees investigations into complaints concerning financial matters;

•	reviews other risks that may have a significant impact on the Company’s financial statements;

•	reviews and oversees treasury matters, the Company’s loans and debt, loan guarantees and outsourcings;

•	reviews the Company’s capitalization; and

•	coordinates with the Compensation Committee regarding the cost, funding and financial impact of the Company’s equity compensation plans and benefit programs.
The Audit Committee works closely with management as well as the Company's independent registered public accounting firm. In performance of its oversight function, the Audit Committee has the authority to obtain advice, assistance from, and receive appropriate funding from the Company for, outside legal, accounting or other advisors as the Audit Committee deems necessary from time to time to carry out its duties.
The individuals serving on the Audit Committee of the Board are Adam C. Peakes (Chair), Karen A. Twitchell and Janet S. Roemer. The Board has determined that each of the Committee members is independent pursuant to SEC rules and NYSE listing standards governing audit committee members. The Board also determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of the NYSE and that each of Mr. Peakes and Ms. Twitchell is an “audit committee financial expert” as defined by SEC rules and NYSE listing standards. Please refer to the biographies of Mr. Peakes and Ms. Twitchell on pages 10 and 11 above for a summary of their respective experience.
The charter of the Audit Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 8.
Compensation Committee
The Compensation Committee:

•	discharges the Board’s responsibilities relating to the compensation of the Company’s executives and directors;

•	prepares the report required to be included in the annual proxy statement;

•	provides general oversight of the Company’s compensation structure;

•	reviews and provides guidance on the Company’s human resources programs; and

•	retains and approves the terms of the retention of compensation consultants and other compensation experts.
Other specific duties and responsibilities of the Compensation Committee include:

•	reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives;

•	approving severance arrangements and other applicable agreements for executive officers;

•	overseeing the Company’s equity-based and incentive compensation plans;

•	overseeing non-equity-based benefit plans and approving any changes to such plans involving a material financial commitment by the Company;

•	monitoring workforce management programs;

•	establishing compensation policies and practices for service on the Board and its committees;

•	developing guidelines for and monitoring director and executive stock ownership; and

•	annually evaluating its performance and its charter.

The individuals serving on the Compensation Committee of the Board are Gary K. Adams (Chair), Pamela R. Butcher, Adam C. Peakes and Karen A. Twitchell. The Board has determined that each of the Committee members is independent pursuant to NYSE listing standards governing compensation committee members.
The charter of the Compensation Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 8.
Nominating and Governance Committee
The Nominating and Governance Committee:

•	recommends candidates to be nominated for election as directors at the Company’s annual meeting, consistent with criteria approved by the Board;

•	develops and regularly reviews corporate governance principles and related policies for approval by the Board;

•	oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently; and

•	sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance.
Other specific duties and responsibilities of the Nominating and Governance Committee include:

•	annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board;

•	identifying and recruiting new directors and considering candidates proposed by stockholders;

•	recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards;

•	conducting annual evaluations of Board performance and recommending improvements;

•	conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members and making recommendations to the Board relating to such matters; and

•	overseeing director orientation and continuing education.
The Nominating and Governance Committee also reviews and approves any executive officers for purposes of Section 16 of the Exchange Act (“Section 16 Officers”) standing for election for outside for-profit boards of directors; and reviews stockholder proposals and recommends Board responses.
The individuals serving on the Nominating and Governance Committee of the Board are Pamela R. Butcher (Chair), Gary K. Adams and Janet S. Roemer. The Board has determined that each of the Committee members is independent pursuant to NYSE listing standards governing nominating committee members.
The charter of the Nominating and Governance Committee is available on the Company’s website at https://ir.trecora.com. A free printed copy is also available to any stockholder who requests it from the Corporate Secretary at the address listed on page 8.

Stockholder Recommendations
The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate’s name and qualifications for Board membership and should be addressed to the Corporate Secretary at the address listed on page 8.
Director Qualifications
The Company maintains certain criteria that apply to nominees recommended for a position on the Company’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding Company values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of the Company.
Identifying and Evaluating Candidates for Directors
The Company recognizes that the strength and effectiveness of the Board reflects the balance, experience and diversity of the individual directors, their commitment and the ability of directors to work effectively as a group in carrying out their responsibilities. The Company seeks candidates with diverse backgrounds who possess knowledge and skills in areas of importance to the Company. In addition to seeking a diverse set of business or academic experiences, the Nominating and Governance Committee seeks a mix of nominees whose perspectives reflect diverse life experiences and backgrounds. The Nominating and Governance Committee does not use quotas but considers diversity when evaluating potential new directors.
The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are anticipated due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in the Company’s proxy statement.

Board Oversight of Risk Management
The Board oversees management of risk. The Board regularly reviews information regarding the Company’s business and operations, including the key operational and financial risks. As described below, consistent with SEC regulations and NYSE requirements, the Board committees are also engaged in overseeing risk associated with the Company.

•
The Audit Committee oversees management of exposure to financial risks, monitors and evaluates the effectiveness of the Company’s risk management and risk assessment guidelines and policies and evaluates compliance with the Company's ethics, conflicts of interest and other compliance programs.

•	The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and incentive structure.

•	The Nominating and Governance Committee oversees the Company’s ethics and compliance policies and procedures.
While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the full Board is ultimately responsible for overseeing the Company’s risk exposures and management thereof, and the Board is regularly informed on these matters through committee and senior management presentations.
Executive Sessions
Executive sessions of independent directors are held at least four times a year with Ms. Twitchell, our Chair, scheduling and presiding over such sessions. During 2019, 10 meetings were held either in person or via telephone. Any independent director may request that an additional executive session be scheduled.
Communications with the Board
Individuals may communicate with the Board by contacting:
Corporate Secretary
Trecora Resources
1650 Highway 6 South, Suite 190
Sugar Land, TX 77478
All directors have access to this correspondence. In accordance with instructions from the Board, the secretary to the Board reviews all correspondence, organizes the communications for review by the Board and relays communications to the full Board or individual directors, as appropriate. The Company’s independent directors have requested that certain items that are unrelated to the Board’s duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be forwarded.
Communications that are intended specifically for the independent directors or non-management directors should be sent to the address noted above to the attention of independent directors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 24, 2020, concerning beneficial ownership by:
(1)    Company directors and nominees, each of our Named Executive Officers (as defined below), and all individuals owning more than 5% of the Company’s outstanding Common Stock; and
(2)    Current directors and Company executive officers as a group.
The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.
The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of March 24, 2020, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Note	Percent of Class
Current Directors:
Gary K. Adams	115,369	2,3	*
Pamela R. Butcher	20,110	3	*
Nicholas N. Carter	616,157	2,3	2.49
Adam C. Peakes	8,871	3,4	*
Janet S. Roemer	27,871	3,4	*
Karen A. Twitchell	25,680	3	*
Named Executive Officer
S. Sami Ahmad	13,008		*
Peter M. Loggenberg	47,637		*
Patrick D. Quarles	139,085		*
Joseph M. Tanner	4,587		*
John R. Townsend	36,864	2	*

All directors and executive officers as a group (11 persons)	1,055,239	2,3,4	4.26

Individuals with beneficial ownership of more than 5% of outstanding Common Stock
Fahad Mohammed Saleh Al Athel	2,457,959	5	9.93
Funds affiliated with Wellington Management Group LLP (number of shares includes those owned by Wellington Trust Company, NA and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio)	3,351,389	6	13.54
The Vanguard Group	1,576,802	7	6.37
__________________
* Indicates beneficial ownership of less than 1% of shares outstanding.

(1)	Unless otherwise indicated, to the knowledge of the Company, the owner has sole voting and investment power.

(2)
Includes 270,000 aggregate shares, which these directors and Named Executive Officers have the right to acquire through the exercise of presently exercisable stock options. These options are held as follows: Mr. Adams 100,000 shares; Mr. Carter 150,000 shares; and Mr. Townsend 20,000 shares.

(3)
Includes 29,954 aggregate shares, which these directors and Named Executive Officers have the right to acquire presently or upon vesting within 60 days. These shares are held as follows: Mr. Adams 3,073 shares; Ms. Butcher 3,139 shares; Mr. Peakes 8,871 shares; Ms. Roemer 8,871; and Ms. Twitchell 6,000 shares.

(4)	Mr. Peakes and Ms. Roemer joined the Board in April 2019.

(5)
As reported on a Form 4 dated September 17, 2019, and filed with the SEC on September 17, 2019, Mr. Fahad Al-Athel is the beneficial owner of 2,457,959 shares. According to the Form 4, Mr. Fahad Al-Athel's address is 323 Al Aruba Street, P.O. Box 4900, Riyadh, Saudi Arabia.

(6)	As reported in Amendment No. 11 to Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company

LLP (the “Wellington Entities”) with the SEC on January 8, 2020, for their holdings as of December 31, 2019. Each such entity reported that it has shared power to vote 3,351,389 shares of Common Stock and shared power to dispose of 3,351,389 shares of Common Stock, except for Wellington Management Company LLP, which reported that it has shared power to vote 3,290,240 shares of Common Stock and shared power to dispose of 3,290,240 shares of Common Stock. Each such entity’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Although the number of shares reported as beneficially owned by the Wellington Entities in the Schedule 13G/A includes shares of our outstanding Common Stock beneficially owned by Wellington Trust Company, NA (“Wellington Trust”), Wellington Trust separately filed a Schedule 13G/A with the SEC to report its beneficial ownership. As reported in Amendment No. 11 to Schedule 13G filed by Wellington Trust with the SEC on January 29, 2020, for its holdings as of December 31, 2019, Wellington Trust reported that it has shared power to vote and dispose of 3,121,350 shares (which represents 12.61% of shares of outstanding Common Stock). Wellington Trust’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Additionally, although the number of shares reported as beneficially owned by the Wellington Entities in each of the aforementioned Schedule 13G/A include shares of our outstanding Common Stock beneficially owned by Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio (“Wellington Micro Cap”), Wellington Micro Cap separately filed a Schedule 13G/A with the SEC to report its beneficial ownership. As reported in Amendment No. 1 to Schedule 13G filed by Wellington Micro Cap with the SEC on January 30, 2020, for its holdings as of December 31, 2019, Wellington Micro Cap reported that it has shared power to vote and dispose of 1,514,312 shares (which represents 6.12% of shares of outstanding Common Stock). Wellington Micro Cap’s principal business office address is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(7)
As reported on Schedule 13G filed with the SEC on February 11, 2020. As of December 31, 2019, The Vanguard Group, an investment adviser, held sole power to vote 18,180 shares of Common Stock, sole power to dispose of 1,558,622 shares of Common Stock and shared power to dispose of 18,180 shares of Common Stock. Vanguard Fiduciary Trust Company, a wholly–owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 18,180 shares as a result of its serving as investment manager of collective trust accounts. The Vanguard Group's principal business office address is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16 REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Company Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2019, all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a), except for the following: (i) a Form 4 with respect to an award of restricted stock units to Mr. Loggenberg in February 2019 was filed with the SEC on April 10, 2019; and (ii) a Form 5 reporting two charitable donations by Nicholas N. Carter in December 2019 should have been filed for the year ended December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company directly owns approximately 55% of the outstanding capital stock of PEVM. Nicolas N. Carter, one of our directors, is currently a director and President of PEVM. The Company is providing funds necessary to cover the PEVM operations. During 2017, 2018 and 2019, the Company advanced approximately $20,000, $35,000 and $95,000, respectively, for such purposes. As of December 31, 2019, PEVM owed the Company an aggregate of approximately $702,000 as a result of advances made by the Company. During the first quarter of 2020, the Company advanced approximately $4,000 and, at March 19, 2020, PEVM owed the Company approximately $706,000.
Consulting fees of approximately $123,000, $94,000 and $74,000 were incurred during 2019, 2018 and 2017, respectively, for Mr. Carter. Due to his history and experience with the Company as President and Chief Executive Officer, and in order to provide continuity after his retirement, we entered into a consulting agreement with Mr. Carter in July 2015. This consulting agreement was most recently amended and restated in March 2019. There is currently no consulting agreement in place with Mr. Carter as it expired on December 31, 2019. At December 31, 2019, we had no outstanding liability payable to Mr. Carter.
Review, Approval or Ratification of Transactions with Management and Others
The Company’s Standards of Business Conduct addresses conflicts of interest and is available on our website. The Company’s directors, officer and employees are required to abide by this code by avoiding activities that conflict with, or are reasonably likely to conflict with, the best interests of the Company and its stockholders. Personal activities, interests, or relationships that would or could negatively influence judgment, decisions, or actions must be disclosed to the Board with prompt and full disclosure for Board review and/or action.
We also solicit information from our directors and executive officers annually in connection with preparation of disclosures in our proxy statement. These questionnaires specifically seek information pertaining to any “related-person” transaction.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
There are seven directors standing for re-election to our Board this year. Each director is standing to serve until the 2021 Annual Meeting or, in each case, until his or her successor shall have been duly elected and qualified or until his or her earlier retirement, death, resignation or removal.
There are no family relationships among our executive officers and directors.
If you sign your proxy card but do not give instructions with respect to voting for directors, your shares will be voted for each of the person(s) recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy card or voting instruction form. If you hold your shares through a broker and you do not instruct the broker how to vote, your broker will not have the authority to vote your shares.
Each nominee has indicated to the Company that he or she will be available to serve as a director. In the event that the nominee should become unavailable, however, the proxy holders, S. Sami Ahmad and/or Christopher A. Groves, will vote for a nominee or nominees recommended by the Board.
Our Bylaws provide that each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected. If any director nominee receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board, whereupon the Board shall within 90 days after the receipt thereof either (a) accept the resignation of such director or (b) upon the unanimous vote of the Boards, decline to accept such resignation.
Vote Required
Each director nominee who receives a majority of votes cast shall be deemed to be elected. Therefore, director nominees for whom the number of votes cast “FOR” such director’s election exceeds the number of votes cast “AGAINST” that director’s election will be elected.
Our Board recommends a vote FOR the election to the Board of Mr. Adams, Ms. Butcher, Mr. Carter, Mr. Peakes, Mr. Quarles, Ms. Roemer and Ms. Twitchell.

NON-EMPLOYEE DIRECTOR COMPENSATION
The following table provides a summary of compensation earned by non-employee members of our Board during the year ended December 31, 2019.
2019 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Gary K. Adams	80,000	—	—	80,000
Pamela R. Butcher	76,250	—	—	76,250
Nicholas N. Carter	70,000	—	123,222(4)	70,000
Joseph P. Palm(5)	31,000	—	—	31,000
Adam C. Peakes	52,500	81,250	—	133,750
Janet S. Roemer	52,500	81,250		133,750
Karen A. Twitchell	122,875	—	—	122,875
__________________

(1)
In the aggregate, this column includes committee fees for 2019 in the amount of $35,000, Company Board fees in the amount of $411,250, Lead Independent Director/Board Chair fees in the amount of $36,875 and per diem amounts of $2,000.

(2)
Represents the aggregate grant date fair value of restricted stock unit (“RSU” or “restricted stock unit”) awards granted to the non-employee directors in 2019, pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), disregarding any estimates for forfeitures. These amounts reflect the Company’s total estimated accounting expense and may not correspond to the actual value that will be realized by the non-employee directors. For information on the valuation assumptions, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15 – Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

(3)	As of December 31, 2019, aggregate outstanding restricted stock unit awards for each director is set forth below.

Name	Aggregate Outstanding Restricted Stock Units

Gary K. Adams	3,073
Pamela R. Butcher	3,139
Nicholas N. Carter	—
Adam C. Peakes	8,870
Janet S. Roemer	8,870
Karen A. Twitchell	6,000

(4)	Amount includes $123,222 in consulting fees paid to Mr. Carter under his consulting agreement.

(5)	Mr. Palm retired from the Board effective May 15, 2019.

General
Our non-employee directors receive annual directors’ fees and equity grants in such amounts as recommended by our Compensation Committee and approved by our Board.
The components of our current directors’ fee policy and equity compensation programs that apply to all of our non-employee directors are set out below. In addition to the components described below, Mr. Carter has also received additional compensation under his consulting agreement described above under “Certain Relationships and Related Transactions” for the separate services provided thereunder. This consulting agreement expired on December 31, 2019 and, as of such date, we had no outstanding liability payable to Mr. Carter.
Any director, who is also one of our employees, receives no additional compensation for his or her service as a director or as a member of any Committee of the Board.
Directors' Fee Policy

Annual cash stipend for each non-employee Board member	$70,000/year
Additional cash stipend for service as Lead Independent Director	$15,000/year
Additional cash stipend for service as Independent Chair of the Board	$40,000/year
Additional cash stipend for service as Chair of the Audit Committee	$15,000/year
Additional cash stipend for service as Chair of the Compensation Committee	$10,000/year
Additional cash stipend for service as Chair of the Nominating and Governance Committee	$10,000/year
Equity Compensation for Directors
Prior to 2015, non-employee directors were eligible to receive stock option awards. The pre-2015 equity compensation policy provided for the grant of 100,000 stock options vesting over 5 years (20,000 per year) and to be awarded in the quarter following the end of the year to non-employee directors who had attended at least 75% of all called meetings during the year and were serving in full capacity on December 31st of that year. Certain non-employee directors and officers still hold such stock option awards.
In 2015, the equity compensation program for our non-employee directors consisted of grants of 30,000 shares of restricted stock units upon appointment of new non-employee directors to vest in equal increments over 5 years (6,000 shares per year).
Beginning in 2016, and effective through May 16, 2020 (the date current equity grants to non-employee directors expire), all new equity grants to non-employee directors will be (i) prorated to expire on May 16, 2020, and (ii) limited to the number of shares of stock that equals the number of years then remaining until May 16, 2020, multiplied by $75,000 per year divided by the closing price of the stock on the grant date.
After May 16, 2020, the Company intends to transition to an annual grant of restricted stock units to non-employee directors.
Per Diem Compensation
The directors' fee policy allows per diem payments of $500 per day for non–employee directors in connection with the participation and fulfillment of certain Board duties (not including Board and committee meetings). Approximately $2,000 was paid for directors’ compensation expenses related to per diem payments in 2019. Additionally, the Company reimburses travel-related expenses for in-person attendance by our Board members at regularly scheduled Board and committee meetings.
Compensation Committee Interlocks and Insider Participation
 No member of the Compensation Committee is or has been an executive officer of our Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.  In addition, none of our executive officers has served as a member of a board of directors or a compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of the Board or the Committee. Accordingly, the Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations. Also, no two directors serve together on both our board and other public company boards or committees.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
We are asking you to ratify the Audit Committee’s selection of BKM Sowan Horan, LLP (“BKM”) as the Company’s independent registered public accounting firm and auditor for 2020. BKM has audited the accounts of the Company since June 2010. The Board considers it desirable to continue the services of BKM Sowan Horan, LLP.
Representatives of BKM are expected to be present at the Annual Meeting to make statements to the stockholders if desired, and to be available to respond to stockholder questions.
The fees billed by BKM for professional services rendered to the Company during 2018 and 2019 are set forth below. The Audit Committee has concluded that the provision of the non-audit services provided by BKM to the Company has not and does not impair or compromise their independence, and all such services were pre-approved by the Audit Committee.
Vote Required
In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.
If the stockholders should fail to ratify the selection of the independent registered public accounting firm, the Audit Committee will designate an independent registered public accounting firm as required under the rules of the Exchange Act and in accordance with its charter.
Our Board recommends a vote “FOR” the ratification of the selection of BKM Sowan Horan, LLP as the Company’s independent registered public accounting firm for 2020.

Audit Committee Report
We operate under a written charter approved by us and adopted by the Board. Our primary function is to assist the Board in fulfilling its oversight responsibilities relating to (1) the effectiveness of the Company’s internal control over financial reporting, (2) the integrity of the Company’s financial statements, (3) the Company’s compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s independent registered public accounting firm, (5) the performance of the Company’s independent registered public accounting firm and internal audit firm and (6) review and approval or ratification of any transaction that would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the SEC.
We oversee the Company’s financial reporting process on behalf of the Board. Our responsibility is to monitor this process, but we are not responsible for developing and consistently applying the Company’s accounting principles and practices, preparing and maintaining the integrity of the Company’s financial statements and maintaining an appropriate system of internal controls, auditing the Company’s financial statements and the effectiveness of internal control over financial reporting, or reviewing the company’s unaudited interim financial statements. Those are the responsibilities of management and the Company’s independent registered public accounting firm, respectively.
We reviewed and discussed the 2019 audited financial statements with management and BKM, the Company’s independent registered public accounting firm, together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditor’s assessment of the quality, not just the acceptability of the Company’s accounting principles and other such matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).
Management conducted its evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2019, based upon the framework in Internal Control – Integrated Framework (2013) by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing the operating effectiveness of our internal control over financial reporting. Management reviewed the results of the assessment with the Audit Committee of the Board. Based on its assessment and review with the Audit Committee, management concluded that our internal control over financial reporting was effective as of December 31, 2019.
We reviewed and discussed with management, the internal auditor and BKM, management’s report on internal control over financial reporting and BKM’s report on their audit of the Company’s internal control over financial reporting as of December 31, 2019, both of which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
We have received from BKM the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and we have discussed with BKM their independence from the Company and management. We have also discussed with BKM the matters required to be discussed by PCAOB Auditing Standard No. 16 – Communication with Audit Committees.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be accepted and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.
We also review the Company’s internal audit function, including the selection and compensation of the Company’s internal auditor. In accordance with our charter, our committee appointed Sirius Solutions as the Company’s internal auditor for 2019.
This report is provided by the following independent directors who comprised the Audit Committee on the date of filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Adam C. Peakes
Janet S. Roemer
Karen A. Twitchell

PRINCIPAL ACCOUNTING FEES AND SERVICES
The table below sets forth the fees billed by BKM. Fees billed were for audits of our financial statements and internal controls for the fiscal years ended December 31, 2019 and 2018, and the review of our financial statements for the quarterly periods in the years ended December 31, 2019 and 2018, and other fees that the company was billed for services rendered during the fiscal years ended December 31, 2019 and 2018.

	2019	2018
Audit Fees	$415,905	$439,476
Audit-Related Fees	—	—
Tax Fees	57,762	63,601
All Other Fees	44,159	44,847
Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. For 2019, approximately $19,000 is pending Audit Committee approval which is not included in the table above.
Audit Fees
These amounts represent fees billed by BKM for professional services rendered for the audits of the Company’s annual financial statements for the years ended December 31, 2019 and 2018, the reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings and engagements for such fiscal years. These amounts also include approximately $106,000 during 2019 for work performed related to the audited financial statements of AMAK.
Tax Fees
These amounts represent fees billed by BKM for professional services rendered relating to tax compliance, tax advice and tax planning in the U.S.
All Other Fees
These amounts represent fees billed by BKM for professional services related to the Company’s 401(k) audit and for providing consultation on various issues.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Under the rules of the SEC, the Company is required to provide its stockholders with the opportunity to cast a non-binding, advisory vote on the executive compensation for the Company’s Named Executive Officers. This proposal is frequently referred to as a “say-on-pay” vote. At the 2017 annual meeting of stockholders, stockholders voted, on an advisory basis, in favor of casting the advisory say-on-pay vote on an annual basis.
Our Board recommends an advisory vote “FOR” the following resolution:
Resolved that the stockholders of the Company approve, on an advisory basis, compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.
The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and motivating the executives to remain with the Company for long and productive careers. We urge stockholders to read the Compensation Discussion and Analysis which provides detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.
Vote Required
In order for this proposal to be approved, the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents information about the compensation of the following current executive officers of the Company (collectively, the “Named Executive Officers” or “NEOs”):

Name	Position
Current Executive Officers
Patrick D. Quarles	President and Chief Executive Officer
S. Sami Ahmad	Chief Financial Officer and Treasurer
Peter M. Loggenberg	Chief Sustainability Officer
John R. Townsend	Executive Vice President and Chief Manufacturing Officer
Joseph M. Tanner	Senior Vice President, Commercial
Executive Summary
Our executive compensation program, administered by our Compensation Committee (the “Committee”), is designed to promote a strong culture of leadership development, aligned with performance improvement (focused on both growth and productivity) and integrity, which in turn drives financial performance that creates value to our stockholders. The main components of our executive compensation program include base salary and annual and long-term incentives (total direct compensation). Our incentive program is designed to emphasize a pay-for-performance philosophy.

•
Annual incentive awards consist of cash bonuses generated under our annual incentive program. Cash awards under our annual incentive plan are tied to financial results and provide a strong link between pay and performance. In 2020 we have modified our annual cash incentive plan to include the value of a strong environmental, health and safety culture as well as the importance of cost control in our company.

•
Long-term incentive (“LTI”) awards consist of equity-based rewards to our executives. To both retain and incentivize our executives, the Target LTI is made up of 50% time-vested and 50% performance-based restricted stock units.

Our long-term success depends on our people. We strive to ensure that our employees’ contribution and performance are recognized and rewarded through a competitive compensation program. We target an executive compensation package that is competitive against the market in which we compete for talent.
Variable At-Risk Compensation. A substantial portion of any of our executives’ annual total compensation package is variable compensation tied to performance providing alignment with shareholder outcomes through the chosen key performance measures. We designed our incentive program in such a way that if performance is at or above targeted levels, the executive’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, the executive’s compensation will be below targeted levels.
Governance of Pay Setting Process
In setting total direct compensation, a consistent approach is applied for all executives:

•	We compare our NEOs to comparable positions within the market in terms of specific duties, responsibilities, and job scope.

•
Each position has an established target annual incentive award opportunity, executive benefits and perquisites. These incentive levels and benefits are reviewed by the Committee on an annual basis to determine their relative level of competitiveness with the market.

•
We generally target all elements of pay and total direct compensation to be positioned near the 50th percentile of our peer group based on several factors, including the relative size of the Company compared with some of its peers.

•
Individual executive pay positioning will vary based on the requirements of the job (competencies and skills), the executive’s experience and performance, and the organizational structure (internal alignment and pay relationships).

•
We also consider internal pay equity when establishing compensation levels. Currently, we believe that our compensation level for each of our NEOs reflects his or her job responsibility and scope appropriately and scale down from the CEO in a reasonable manner.

•	Exceptions to normal practice may be made based on critical business and people needs.
Role of the Compensation Committee in Establishing Pay Levels
The Committee (comprised of only independent directors) establishes, reviews and approves all elements of the executive compensation program. A copy of the Compensation Committee Charter is available on our website. During 2019, the Committee engaged Pearl Meyer to serve as its independent outside executive compensation consultant. The Committee has engaged Pearl Meyer since 2010. Pearl Meyer's primary role is to provide advice and perspective regarding market compensation trends that may impact decisions we make about our executive compensation program and practices. In connection with its engagement of Pearl Meyer, and based on the information presented to it, the Committee assessed the independence of Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that Pearl Meyer’s work for the Committee did not raise any conflict of interest for 2019. Management has the responsibility for effectively implementing the executive compensation program. Additional responsibilities of the Committee, management and the consultant include:

•
The Committee reviews and approves business goals and objectives relevant to executive compensation, evaluates the performance of the CEO in light of these goals and objectives, and determines and establishes the CEO’s compensation level.

•
Based on review of market data, individual performance and internal pay comparisons, the Committee independently sets the pay for our CEO and reviews and approves all NEO and other executive pay arrangements.

Role of Management in Establishing Pay Levels

•	The CEO makes recommendations on program design and pay levels other than his own, where appropriate, and oversees the implementation of such programs and directives approved by the Committee.

•
The CEO develops pay recommendations for his direct reports and other key executives based on the results of Pearl Meyer’s analysis of current market compensation levels. This includes all of our NEOs (with the exception of the CEO himself).

•	Our CFO provides the financial information used by the Committee to make decisions with respect to incentive compensation goals and related payouts.
Role of the Compensation Consultant in Establishing Pay Levels

•	The compensation consultant is responsible for gathering, analyzing and presenting peer group pay practices and relevant data to the Committee. They do not have the authority to determine pay.

•
The consultant provides periodic updates to the Committee regarding various tax, accounting and regulatory issues that could have an impact on executive compensation design, administration and/or disclosure.

Peer Group Comparisons
We compare executive compensation against a peer group. The peer group shown below was established by the Committee in 2019 and used for comparative purposes both in the determination of market-based executive compensation levels and as a point of comparison within the performance-based portion of long-term incentive award in 2019. Peer group proxy data provides sufficient comparisons for the executives, but because the companies are structured differently, not all peers have incumbents in the respective positions. Some jobs have no peer benchmarks available from proxy data, which necessitates the use of industry specific and general industry related surveys as an additional data source. The consultant’s survey data provides expanded data to compare our executives’ positions. Peer group and survey data provides a focal point in the Committee’s examination of compensation trends across the petrochemical and chemical processing industry. All of the companies in the Peer Group (listed below) are specialty and/or commodity chemical producers.

American Vanguard Corp.	Flotek Industries, Inc.	Kraton Corporation
Balchem Corporation	FutureFuel Corp.	LSB Industries, Inc.
Cambrex Corporation	Hawkins Inc.	OMNOVA Solutions Inc.
Chase Corporation	Innospec Inc	Stepan Company
Core Molding Technologies, Inc.	Intrepid Potash, Inc.
Peer group market analysis is one of several factors considered in the pay setting process. Peer group practices are analyzed periodically for the pay element making up total direct compensation, and periodically for other elements (such as executive benefits and perquisites). Three years of proxy data were analyzed for each of the Company’s fourteen peer companies. In order to emphasize peer and industry long-term incentive practices, proxy data was the primary source used for long-term incentives and total direct compensation to develop market values for the compensation analysis. In addition to peer group comparisons, we also used surveys provided by Pearl Meyer in the pay setting process. Survey sources included proprietary chemical industry and other general industry executive compensation databases. We used a combination of proxy and survey data to develop market values. All data was summarized to relevant statistics (e.g., median, 25th percentile and 75th percentile), and where applicable, survey data was bracketed to reflect a range of data appropriate for the Company’s revenue scope. Data was segmented by revenue ranges (e.g., $100 million to $500 million) to ensure that the most appropriate information was used in the analysis. The strategy behind the sources of data is to promote the best mix of authorities for competitive positions, utilize industry data for line operations and line executives and some general industry mix to staff executive positions, and balance the proxy data with published authorities to help smooth the volatility of executive changes in the peer group. Market values of cash compensation were correlated to company size as measured by revenue and the data the Committee considered was size-adjusted where possible to reflect our general revenue level. This process made the market data points directly applicable to the Company.
Executive Compensation Program Design
The Company’s executive compensation program is designed to retain and motivate our executives. The program consists primarily of a salary, an annual cash incentive program and a long-term incentive plan. Total compensation for each executive is designed to include a significant performance-based component.
Base Salary. Base salaries provide for competitive pay based on the market value of the position in order to attract and retain talent needed to run the business. Salaries are reviewed by the Committee annually. Salary increases may be given based on individual factors, such as competencies, skills, experience, performance and market practices. There are no specific weightings assigned to these individual factors. Annual salary increases are generally effective in the first quarter. Increases may also be given when executives assume new roles or are promoted.
Below is a table comparing 2019 and 2020 executive base salaries:

Name of Executive	Base Salary 2019	Base Salary 2020(1)	% Increase between 2019 & 2020
Patrick D. Quarles	$600,000	$600,000	—
S. Sami Ahmad	300,732	315,768	5.0%
Peter M. Loggenberg	323,420	328,271	1.5%
John R. Townsend	309,575	320,410	3.5%
Joseph M. Tanner	275,000	279,125	1.5%
(1) Salary changes for the NEOs for 2020 were effective as of February 22, 2020.
Annual Cash Incentive Plan. In 2019 we used Adjusted EBITDA from continuing operations (“Adjusted EBITDA”) as the financial measure for annual executive bonus awards. Adjusted EBITDA is a non-GAAP financial measure commonly used by stockholders and analysts to measure financial performance and aligns our financial performance metrics with the financial community. For an explanation of how we calculate Adjusted EBITDA, please see the information under the heading “Non–GAAP Financial Measures” in Part I, Item 6. Selected Financial Data of our Annual Report on Form 10–K for the year ended December 31, 2019. The Committee also has the capability to use safety as a mechanism to apply negative discretion to NEO bonus payouts when safety performance is unsatisfactory.
Annual cash bonuses are designed to motivate and reward NEOs and all other eligible executives on the achievement of Company goals for the performance year. Bonus payouts for the CEO and other NEOs are aligned to the Company’s financial performance. Our annual incentive plan is designed to allow NEOs and other executives to earn up to 200% of their target bonus based upon performance achieved. Each executive’s target bonus is expressed as a percentage of base salary. The bonus levels below were adopted by the Committee for 2019.

Participant	Target Bonus (as % of Base Salary)	Maximum Bonus (as % of Base Salary)
Patrick D. Quarles	100%	200%
S. Sami Ahmad	50%	100%
Peter M. Loggenberg	60%	120%
John R. Townsend	55%	110%
Joseph M. Tanner	50%	100%
2019 Payout Design. In the event that 100% (“Target” performance) of the Adjusted EBITDA goal is met, then a 1.0X multiple is applied to the participant’s target bonus. Threshold payouts will occur when 80% of the Adjusted EBITDA goal is met (“Threshold” performance), a 0.50X multiple is applied to the participant’s Target bonus for Threshold performance. Performance below Threshold (less than 80% Target of Adjusted EBITDA) results in no payout. The Maximum payout occurs when actual Adjusted EBITDA is greater than or equal to 140% of the Adjusted EBITDA goal (“Maximum” performance). When Maximum performance is achieved, a 2.00X multiple is applied to the participant’s Target bonus. Payouts are scaled linearly between Threshold and Target and between Target and Maximum. Payouts will be interpolated for actual performance between these points. The CEO has discretion to reduce individual cash bonuses payable to other NEOs by 20% based on the CEO’s personal assessment of their individual performance.
The following payout schedule is applied to 100% of the participant’s target bonus, which is tied to corporate performance in the form of Adjusted EBITDA.

Payout Level	Corporate Performance Bonus Multiple	Performance Achievement
Maximum	2.00X	140% of Adjusted EBITDA goal
Target	1.00X	100% of Adjusted EBITDA goal
Threshold	0.50X	80% of Adjusted EBITDA goal
Determination of 2019 Performance Goals. Adjusted EBITDA target amounts are set taking into account business conditions, expectations regarding the probability of achievement and historical financial performance. Consistent with our philosophy and approach to setting goals, incentive payouts that are above target will be for results that exceed our business plan. Targets are set at the beginning of the performance period. The process is summarized below:

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
Adjusted EBITDA goals are developed by the Committee and management and approved by the Committee	Adjusted EBITDA performance is monitored relative to goals Adjusted EBITDA goals cannot be changed during the performance period
Management presents actual Adjusted EBITDA results relative to goals and the Committee reviews actual performance to determine any payouts

The Committee may exclude or adjust certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of our core operating performance for that period

Any adjustments at the end of the performance period will be at the Committee’s discretion.
2019 Target (Adjusted EBITDA) and Results for 2019. The Committee set a Target of approximately $26.8 million of Adjusted EBITDA for 2019 for TREC resulting in a Threshold of approximately $21.4 million. Adjusted EBITDA was approximately $31.0 million for 2019 resulting in a Performance Achievement level of approximately 116% of the Target. This translates to a Bonus multiplier of 1.40 resulting in bonus payouts of approximately $1.7 million which were paid in 2020.
2020 Annual Cash Incentive Plan. For 2020 we have expanded the key performance indicators used to calculate the annual cash bonus beyond Adjusted EBITDA. We also now include an Environmental, Health and Safety (“EHS”) component as measured by performance against an industry benchmark for safe operations. Negative discretion is applied to this component due to severity of injuries, process safety events and environmental enforcement actions. In addition to EHS, we also include a metric to sustain improved productivity. This metric is tied to our annual controllable cost budget. We have added these components to our bonus plan to better reflect the importance of sustaining and improving our EHS culture and constantly improving our productivity as a critical component to our annual and long-term success.
These changes to our Annual Cash Incentive Plan better conform our Plan to our Peer Group of companies, most of whom also use multiple performance measures to determine annual cash awards. Finally, starting in 2020 we terminated our previous quarterly employee profit sharing program and aligned employee annual bonus award to these same measures to fully align the entire organization on a common set of priorities.
As discussed above, Adjusted EBITDA is a financial measure commonly used by stockholders and analysts to measure financial performance and aligns our financial performance metrics with the financial community. We use the prior year published TRIR (Total-Reportable Incident Rate) by AFPM (American Fuel and Petrochemical Manufacturers) average for facilities with 600,000 man hours of work or less as the measure of progress in improving our safety culture. In 2020, that target is 0.47. To align the organization and to drive continuous productivity improvement, we set our target as the controllable cost budget. The Committee also has the capability to use other safety indicators such as injury severity, process safety incidents and environmental events to apply negative discretion when appropriate.
For 2020, our annual incentive plan is designed to allow NEOs and other executives to earn up to 200% of their target bonus based upon performance achieved. Each executive’s target bonus is expressed as a percentage of base salary. The bonus levels below were adopted by the Committee for 2020.

Participant	Target Bonus (as % of Base Salary)	Maximum Bonus (as % of Base Salary)
Patrick D. Quarles	100%	200%
S. Sami Ahmad	50%	100%
Peter M. Loggenberg	60%	120%
John R. Townsend	55%	110%
Joseph M. Tanner	50%	100%
2020 Payout Design. The financial component of the annual bonus represents 60% of the total achievable annual bonus. The EHS component of the annual bonus represents 20% of the achievable bonus and productivity is 20%.
In the event that 100% (“Target” performance) of the Adjusted EBITDA goal is met, then a 1.0X multiple is applied to the participant’s financial target bonus component. Threshold payouts will occur when 80% of the Adjusted EBITDA goal is met (“Threshold” performance), and a 0.50X multiple is applied to the participant’s financial component. Performance below Threshold (less than 80% Target of Adjusted EBITDA) results in no payout for the financial component. The maximum payout for the financial component occurs when actual Adjusted EBITDA is greater than or equal to 120% of the Adjusted EBITDA goal (“Maximum” performance). When Maximum performance is achieved, a 2.00X multiple is applied to the participant's financial component of the annual Target bonus. Payouts are scaled linearly between Threshold and Target and between Target and Maximum. Payouts will be interpolated for actual performance between these points.
Similarly, for the EHS component and controllable cost budget, payouts are scaled linearly between Threshold and Target and between Target and Maximum. For EHS, we set the average of the last three-year TRIR as the threshold. For 2020 this is a TRIR of 2.14. A TRIR exceeding the threshold results in no payment for the EHS component. For the productivity component, the threshold is set at 10% over the controllable cost budget. For controllable costs exceeding 10% of the controllable cost budget no payout is received for the productivity component. For the EHS component, a 2.00X multiple is applied when we experience no injuries, no significant process safety incidents and have no environmental enforcement actions. For the productivity component, 2.00X multiple is applied when controllable costs are 10% or more below budget.
The CEO has discretion to reduce individual cash bonuses payable to other NEOs by 20% based on the CEO’s personal assessment of their individual performance.

Annual Cash Incentive Performance Metrics
Metric	Weighting	Target	Threshold	Max Payout
EHS	20%	TRIR = 0.47	2.14	No Injuries No Significant Process Safety Incidents No Environmental enforcements
Cost Budget	20%	2020 Controllable Cost Budget	10% over budget	10% below budget
Adjusted EBITDA	60%	2020 Adjusted EBITDA Budget	80% of target	20% above target
Determination of 2020 Performance Goals. Financial, EHS and Productivity Target amounts are set taking into account business conditions, expectations regarding the probability of achievement, industry benchmarks and historical financial performance. Consistent with our philosophy and approach to setting goals, incentive payouts that are above target will be for results that exceed our plan targets. Targets are set at the beginning of the performance period. The process is summarized below:

Beginning of the Performance Period	During the Performance Period	End of the Performance Period
Adjusted EBITDA goals, TRIR industry benchmark and spending plans are established by the Committee and management and approved by the Committee	Performance against performance metrics is monitored relative to goals Performance metrics cannot be changed during the performance period
Management presents actual Adjusted EBITDA results relative to goals, actual controllable cost results and actual TRIR results along with related process safety and environmental performance and the Committee reviews performance to determine any payouts

The Committee may exclude or adjust certain items that are outside the normal course of business, unusual and/or infrequent, and not reflective of our core operating performance for that period

Because our Adjusted EBITDA and controllable cost budget targets for 2020 are competitively sensitive, the exact targets will be disclosed in the proxy statement for the 2021 Annual Meeting. Any adjustments at the end of the performance period will be at the Committee’s discretion.
Profit Sharing Program. The prior profit sharing program was ended in 2019 for all employees. All employees now participate in an annual bonus program that is substantially the same as the NEO’s with differences that reflect whether they are a member of the Specialty Wax segment or the Specialty Petrochemicals segment. For employees in a corporate role, their bonus is set by the same performance metrics as the NEOs.

2019 Long-Term Incentive (“LTI”) Awards. For 2019, the Committee continued to grant restricted stock unit awards with a performance component where 50% of the restricted stock units vest contingent upon a set level of performance using threshold, target and maximum goals. This program is aligned with stockholder interests and consistent with the equity award programs at our peers. The LTI award program consists of overlapping annual grants of restricted stock units for the NEOs. The awards are granted out of the Trecora Resources Stock and Incentive Plan.
Under the LTI award program, time-vested awards comprise 50% of the LTI award and vest ratably over a 3-year period, subject to the acceleration or forfeiture provisions described below.
Performance-based awards comprise the remaining 50% of the annual LTI award value. The performance period for performance-based awards is three years and actual shares delivered will be determined at the end of the performance period based upon performance relative to pre-established goals and ranking among the Peer Group. Return on Invested Capital (“ROIC”) and Earnings Per Share Growth (“EPS Growth”) are the two non-GAAP performance measures that are utilized. ROIC is calculated as operating income plus non-cash stock-based compensation expense divided by total assets minus current liabilities plus short-term portion of long-term debt. EPS Growth is calculated as cumulative three-year growth in EPS excluding extraordinary items. Each measure is equally weighted at 50%, therefore half of the performance-based award (25% of the total award) is allocated to each measure. Performance is measured on a relative basis against the Peer Group. Performance ranges from 0% to 200% of the target award.
Beginning with 2019 LTI awards, the Committee replaced EPS Growth with Adjusted EBITDA Growth (“EBITDA Growth”). EBITDA Growth is calculated as cumulative three-year growth in Adjusted EBITDA.
The Company’s performance for the performance-based awards over the three-year period is ranked against the Peer Group resulting in the application of a single multiplier to the target award value under each performance measure used. As described earlier, the Peer Group is reviewed on an annual basis. For the purposes of the performance calculation, once an award is established at the outset of the performance period, the companies within do not change except when consolidation among peers in the marketplace occurs.
If the Company percentile is below 25%, the performance-based award will be forfeited. If the Company percentile is between 25% and 50%, the amount earned will be determined by interpolation (between 50% and 100% of grant earned). If the Company percentile is between 50% and 100%, the amount earned will be determined by interpolation (between 100% and 200% of grant earned). Forfeiture of a performance-based award will occur if EBITDA Growth is negative, regardless of its peer ranking.

Performance	Percentile	Earned Percent of Target
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

On February 12, 2019, the Committee approved the grant of restricted stock units on February 15, 2019, based upon that day’s closing price to the NEOs based upon the target percentages indicated below:

Name of Employee	Target LTI (as % of Base Salary)	Base Salary 2019	Target LTI
Patrick D. Quarles	130%	$600,000	$780,000
S. Sami Ahmad	60%	$300,732	$180,439
Peter M. Loggenberg	55%	$323,420	$177,881
John R. Townsend	55%	$309,575	$170,266
Joseph M. Tanner	60%	$275,000	$165,000
The closing price on February 15, 2019 was $9.23, resulting in the grant of target shares indicated below:

Name of Employee	Total Restricted Stock Units Granted	Time Vesting Period #1 2/20/19- 2/20/20	Time Vesting Period #2 2/20/20- 2/20/21	Time Vesting Period #3 2/20/21- 2/20/22	Performance Vesting Period 2/20/19- 2/20/22
Patrick D. Quarles	84,507	14,085	14,085	14,085	42,252
S. Sami Ahmad	19,549	3,258	3,258	3,259	9,774
Peter M. Loggenberg	19,272	3,212	3,212	3,212	9,636
John R. Townsend	18,447	3,075	3,075	3,075	9,222
Joseph M. Tanner(1)	16,700	2,783	2,783	2,784	8,350
Total	158,475	26,413	26,413	26,415	79,234

(1)	Mr. Tanner's award was pro-rated based on his date of employment with the Company on March 11, 2019.
Subject to the terms of any separate employment agreement or other arrangement with, or applicable to, a Named Executive Officer, upon any termination of employment, unvested restricted stock units will be forfeited unless otherwise determined by the Compensation Committee in its discretion.
The Completed Performance Cycle for our 2017 Awards. In 2017 our Compensation Committee granted performance-based restricted stock awards with a three-year performance period through December 31, 2019. For the 2017 awards, our Compensation Committee certified a performance at 0.0% of target based on the following results:

Relative ROIC Calculation
Performance	Percentile	Earned Percentage
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

Actual Relative ROIC	4th	0%

Relative EPS Growth Calculation
Performance	Percentile	Earned Percentage
Below Threshold	<25th	0%
Threshold	25th	50%
Target	50th	100%
Maximum (highest)	100th	200%

Actual Relative EPS Growth	12th	0%
Based upon these results, individual outcomes for the 2017 awards are shown below:

Name of Employee	Performance-Based Restricted Stock Units Granted	Percentage to be Received	Performance Vesting Period 6/16/17-6/16/20

S. Sami Ahmad	7,044	—%	—
Peter M. Loggenberg	8,528	—%	—

Total	15,572	—%	—
Perquisites
We provide benefits that we believe are standard in the industry to all employees. These benefits consist of a group medical and dental insurance program for employees and their qualified dependents, group life insurance for employees and their spouses, accidental death and dismemberment coverage for employees, a Company sponsored cafeteria plan and a 401(k) employee savings and investment plan. The Company matches employee deferral amounts, including amounts deferred by Named Executive Officers, up to a total of 6% of the employee’s eligible salary, excluding annual cash bonuses, subject to certain regulatory limitations. During 2019, company vehicles were supplied to certain NEOs for business and personal travel and we provided certain of our NEOs with payment of health club dues. Our use of perquisites as an element of compensation is very limited.  We do not view perquisites as a significant element of our comprehensive compensation structure.
Regulatory Considerations
We account for the equity compensation expense for our executives under the rule of ASC 718, which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.
Pursuant to Section 162(m) of the Code (“Section 162(m)”), compensation paid to certain of our executive officers in excess of $1 million is not tax deductible. For taxable years beginning prior to December 31, 2017, compensation that constituted “qualified performance-based compensation” under Section 162(m) was excluded from the deductibility limit. However, the exemption from the Section 162(m) deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017.

The repeal means that compensation paid to our covered executive officers in excess of $1 million will not be deductible even if it was intended to constitute qualified performance-based compensation, unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
While the Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, the Committee may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Committee therefore retains the ability to evaluate the performance of our executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible.
Employment and Change in Control Arrangements
In connection with his appointment as President and Chief Executive Officer, Mr. Quarles entered into an employment agreement with the Company. Pursuant to his employment agreement, Mr. Quarles is entitled to an annual base salary of $600,000, subject to adjustment on an annual basis by the Board. Under the employment agreement, annual cash bonus and long-term incentive award targets were set at 100% and 130% of Mr. Quarles base salary, respectively. In addition, Mr. Quarles received a one-time award of 75,000 restricted stock units (which vest in equal installments over a three-year period) and received a monthly housing allowance of $5,000 until the one year anniversary from the effective date of Mr. Quarles’ appointment.
Contemporaneously with the acquisition of TC in October 2014, the Company entered into an employment contract and severance agreement and covenant not to compete, solicit and disclose with Mr. Loggenberg. Effective March 7, 2018, Mr. Loggenberg’s employment contract was amended to reflect his change in appointment from President of TC to Chief Sustainability Officer of the Company. In February 2019, Mr. Loggenberg’s employment contract was further modified to provide for payment of a base salary of $323,420, subject to adjustment on an annual basis by the Board. He also received a $35,000 signing bonus and grant of 7,000 restricted shares of the Company’s Common Stock, both in 2014, and a grant of 4,400 restricted stock units of the Company’s Common Stock in February 2019.
Mr. Quarles' employment agreement and Mr. Loggenberg’s severance agreement also include provisions providing for certain payments upon termination and/or a change in control. For a discussion of these provisions, please see “—Potential Payments upon Termination or Change in Control—Employment Agreements” below.
We have not entered into employment agreements with any of our other executives. All other executives serve at the discretion of the Board with no fixed term of employment. However, in addition to his base salary, participation in the Company’s compensation programs and other benefits, Mr. Townsend received 7,023 shares of Common Stock on June 4, 2019, and will also be entitled to receive 7,023 shares of Common Stock on June 4, 2020, in accordance with the terms of his offer of employment. Additionally, Mr. Tanner was granted 10,000 restricted stock units which vest in one–third increments on the anniversary of his employment date, in accordance with the terms of his offer of employment.

In addition, our NEOs are entitled to certain severance benefits in the event of a change in control. Please see “—Potential Payments upon Termination or Change in Control—Other Change in Control Severance Arrangements” below for information about these arrangements.
2019 Target Compensation
The table below sets forth the 2019 targeted compensation elements for each of our NEOs. These target amounts represent the amount of realizable compensation at target performance and takes into account awards that were granted in prior years.

Name of Executive	2019 Base Salary	Annual Incentive Plan Target (Profit Sharing and Cash Bonus)	Long-Term Incentive Compensation(1)	Total Direct Compensation Target
Patrick D. Quarles	$600,000	$600,000	$780,000	$1,980,000
S. Sami Ahmad	$300,732	$150,366	$180,439	$631,537
Peter M. Loggenberg	$323,420	$194,052	$210,922	$728,394
John R. Townsend	$309,575	$170,266	$177,881	$657,722
Joseph M. Tanner	$275,000	$137,500	$154,153	$566,653

(1)
The compensation amount represents the value of the award on the grant date disregarding any estimates for forfeitures of restricted stock units granted to the NEOs in the first quarter of 2019 with half vesting over three years and the remainder upon the achievement of certain performance metrics. The compensation does not correspond to the actual value that will be realized by the NEOs. For Mr. Loggenberg this amount also includes a restricted stock unit award granted in the first quarter of 2019.

The calculation of total compensation under SEC rules, as shown in the 2019 Summary Compensation Table set forth below, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the NEOs in a particular year. To supplement the SEC required disclosure, we have included the additional table below, which shows compensation actually realized by each of our current NEOs as reported on the NEO’s W-2 form for each of the years shown.
2019 Realized Compensation Table

Name of Executive	Year	Realized Compensation(1)
Patrick D. Quarles(2)	2019	$840,756
	2018	52,575
S. Sami Ahmad(3)	2019	363,548
	2018	390,422
	2017	284,425
Peter M. Loggenberg	2019	467,905
	2018	513,635
	2017	455,935
John R. Townsend(4)	2019	394,794
	2018	182,686
Joseph M. Tanner(5)	2019	234,515

(1)
Amounts reported as realized compensation differ substantially from the amounts determined under SEC rules and reported as total compensation in the 2019 Summary Compensation Table. Realized compensation is not a substitute for total compensation. For a reconciliation of amounts reported as realized compensation and amounts reported as total compensation, see below. For more information on total compensation as calculated under SEC rules, see the narrative and notes accompanying the 2019 Summary Compensation Table set forth on page 48.

(2)	Mr. Quarles became an executive officer of the Company in December 2018.

(3)	Mr. Ahmad joined the Company in October 2016.

(4)	Mr. Townsend became an executive officer of the Company in June 2018.

(5)	Mr. Tanner joined the Company in March 2019.
The amounts reported in the 2019 Realized Compensation Table reflect income for the years shown as reported on the NEOs’ W-2 forms. The amounts differ substantially from the amount reported as total compensation in the 2019 Summary Compensation Table required under SEC rules and are not a substitute for the amounts reported in the 2019 Summary Compensation Table. For 2019, realized compensation represents: (1) total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock and Option Awards columns) and (3) the Company’s 401(k) contributions (as reflected in the 2019 All Other Compensation Table above). In addition, realized compensation reflects any bonus actually paid in the year shown, whereas total compensation under SEC rules, reflects any bonus earned for the year shown.
Compensation and Risk
We believe that our performance-based compensation program creates appropriate incentives to increase long-term stockholder value. This program has been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of this program include:

•	limits on annual incentive and long-term performance awards, thereby defining and capping potential payouts;

•	application of an annual incentive metric that aligns employees with the common goal of increasing Adjusted EBITDA;

•	use of a long-term incentive vehicle that vests over a number of years, thereby providing strong incentives for sustained operational and financial performance;

•	Committee discretion to adjust payouts under the annual incentive plan to reflect the core operating performance of the company but prohibits discretion for payouts above stated maximum awards; and

•
annual bonuses to executives are awarded after the Company and its subsidiaries’ Adjusted EBITDA for the fiscal year are determined which means that the annual bonus is delayed and at risk to the executives based on the actual net operating performance of the Company and its subsidiaries.

Other Compensation Policies
Prohibitions on Hedging and Restrictions on Pledging
Our Policy on Insider Trading prohibits the purchase by our directors, executive officers and other employees of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of the Company held, directly or indirectly, by any director, executive officer or other employee. Our Policy on Insider Trading also prohibits placing any

Company stock in margin accounts or pledging of any Company stock as security by our directors, executive officers or other employees.
Stock Ownership Guidelines for Named Executive Officers and Directors
The Board believes that it is important to align the interests of our Named Executive Officers and non-management directors with the interests of the Company's stockholders and, therefore, has established expectations with respect to ownership of the Company’s Common Stock.
NEOs are expected to own an amount of Common Stock equal to a minimum of two times their annual cash compensation (except with respect to the CEO, who is expected to own an amount of Common Stock equal to a minimum of four times his or her annual cash compensation). For executive officers that were NEOs at the time the guidelines were adopted, such executive officers are expected to meet the ownership guidelines on or before November 17, 2022. New NEOs are expected to meet the ownership guidelines within five years of being appointed a NEO.
Non-management directors are expected to own an amount of Common Stock equal to a minimum of three times their annual cash compensation for Board service. For non-management directors that were members of the Board at the time the guidelines were adopted, such directors are expected to meet the ownership guidelines within a three-year period that began May 16, 2017. New non-employee directors are expected to meet the ownership guidelines within three years of being elected to the Board.
During the above described transition periods, such executive officers and directors are expected to make reasonable progress, as determined by the Compensation Committee, toward their ownership targets. As of December 31, 2019, it was determined that all of our NEOs and non-management directors subject to the guidelines had reached, or were making reasonable progress toward, their respective ownership targets.
Compensation Committee Report
Management has prepared the Compensation Discussion and Analysis of the compensation program for NEOs (beginning on page 33). The Committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal year 2019 with management and our compensation consultant. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement. This report is provided by the following independent directors who comprised the Committee at the time of the review of the Compensation Discussion and Analysis:
Gary K. Adams
    Pamela R. Butcher
Adam C. Peakes
Karen A. Twitchell

EXECUTIVE COMPENSATION TABLES
2019 Summary Compensation Table
The following table sets forth information regarding 2019 compensation for each NEO. This table should be read in conjunction with the explanations provided above. It sets forth summary compensation information for the Company’s (1) President and Chief Executive Officer, (2) Chief Financial Officer and Treasurer, and (3) the Company’s other three executive officers, other than the Chief Executive Officer and the Chief Financial Officer, who were serving as executive officers of the Company as of December 31, 2019.
2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Award(s) ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Patrick D. Quarles President and Chief Executive Officer	2019	600,000	780,000	838,407	73,179	2,291,586
	2018	46,154	706,500	—	6,422	759,076
S. Sami Ahmad Chief Financial Officer and Treasurer	2019	298,113	180,439	209,602	39,277	727,431
	2018	281,856	170,225	—	34,017	486,098
	2017	267,038	160,590	72,241	28,762	528,631
Peter M. Loggenberg Chief Sustainability Officer	2019	329,135	218,537	270,806	44,357	862,835
	2018	359,754	198,314	—	38,937	597,005
	2017	352,692	194,425	22,899	39,018	609,034
John R. Townsend Executive Vice President and Chief Manufacturing Officer	2019	308,871	170,266	237,479	35,559	752,175
	2018	175,962	—	—	8,133	184,095
Joseph M. Tanner Senior Vice President, Commercial	2019	222,115	154,143	156,340	17,476	550,074

(1)
This column represents the dollar amounts for the years shown of the grant date fair value of restricted stock unit awards that were granted in those years, calculated in accordance with SEC rules. For purposes of the time-based restricted stock unit awards granted in 2019, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based restricted stock unit awards granted in 2019, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based restricted stock unit awards granted in 2019 would have been $389,986, $90,214, $88,940, $85,119 and $77,071 for each of Messrs. Quarles, Ahmad, Loggenberg, Townsend and Tanner, respectively. For purposes of the time-based restricted stock unit awards granted in 2018, fair value is calculated using the closing price of a share of our stock on the date of grant. For purposes of the performance-based restricted stock unit awards granted in 2018, fair value is calculated based on the probability of attaining the target performance goals on the date of grant. Assuming that maximum performance was the probable outcome on the date of grant, the grant date value of the performance-based restricted stock unit awards granted in 2018 would have been $85,123, and $99,168 for each of Messrs. Ahmad and Loggenberg, respectively. Amounts for 2017 reflect the Company’s fiscal year accounting expense. Amounts for all years do not correspond to the actual value that will be realized by the NEOs. For information on the valuation assumptions used in calculating the amounts in this column, see “Note 2 – Summary of Significant Accounting Policies – Share-Based Compensation” and “Note 15– Share-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)	See the 2019 All Other Compensation Table below for additional information.
2019 All Other Compensation Table
We provided our NEOs with additional benefits, reflected in the table below for 2019, that we believe are reasonable, competitive and consistent with the Company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each NEO’s total compensation.

Name of Executive	Company 401(k) Contributions	Safety Award	Personal Use of Company Car	Housing Allowance	Life Insurance Premiums	Total
Patrick D. Quarles	$14,423	$3,099	$—	$55,000	$657	$73,179
S. Sami Ahmad	17,887	3,151	5,512	—	1,944	28,494
Peter M. Loggenberg	19,748	3,099	7,634	—	1,944	32,425
John R. Townsend	18,532	2,694	984	—	3,813	26,023
Joseph M. Tanner	5,077	3,183	4,093	—	1,136	13,489
Grants of Plan-Based Awards
The following table presents information concerning plan-based awards granted to each NEO during 2019 under the Trecora Resources Stock and Incentive Plan. The table also provides the range of bonus awards that could become payable pursuant to the Annual Cash Incentive Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards:
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Patrick D. Quarles	02/15/19	02/12/19				21,126	42,252	84,504	—	—
			300,000	600,000	1,200,000
S. Sami Ahmad	02/15/19	02/12/19				4,887	9,774	19,548	—	—
			75,183	150,366	300,732
Peter M. Loggenberg	02/15/19	02/12/19				4,818	9,636	19,272	4,400 (3)	40,656 (6)
			97,026	194,052	388,104
John R. Townsend	02/15/19	02/12/19				4,611	9,222	18,444	7,023 (4)	68,896 (7)
			85,133	170,266	340,532
Joseph M. Tanner	02/15/19	02/12/19				4,175	8,350	16,700	10,000 (5)	91,500 (8)
			68,750	137,500	275,000

(1)
Represents the threshold, target and maximum amount of awards that could have been paid pursuant to the Annual Cash Incentive Plan for the 2019 year. Payouts of approximately $1.7 million were awarded under this plan for 2019. This amount was paid in the first quarter of 2020.

(2)
Represents the threshold, target and maximum number of shares that could be subject to the performance-based restricted stock unit awards granted in 2019. Fifty percent of the performance awards will be calculated based upon ROIC, and the remaining fifty percent will be based on EPS Growth. The actual number of shares that may become vested will be determined as of December 31, 2022, the end of the performance period.

(3)	Represents time-based restricted stock unit awards, granted at a closing price on February 12, 2019 of $9.24 per share.

(4)	Represents restricted stock awards, granted at a closing price on June 4, 2019 of $9.81 per share.

(5)	Represents time-based restricted stock unit awards, granted at a closing price on March 11, 2019 of $9.15 per share.

(6)	Represents the aggregate grant date fair value of the time-based awards granted on February 12, 2019.

(7)	Represents the aggregate grant date fair value of the awards granted on June 4, 2019.

(8)	Represents the aggregate grant date fair value of the time-based awards granted on March 11, 2019.
For additional discussion regarding our 2019 Summary Compensation Table and grants of plan-based awards, see “2019 Target Compensation” on page 45.
2019 Outstanding Equity Awards at Fiscal Year-End
The following table presents information concerning outstanding equity awards held by the NEOs. This table includes unexercised (both vested and unvested) option and restricted stock unit awards that were not satisfied as of December 31, 2019. Each equity grant is shown separately for each NEO.

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Patrick D. Quarles
2018 RSU	—	—	—	—	50,000	357,500	—	—
2019 RSU (Time-Based)	—	—	—	—	42,255	302,123	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	21,126	151,051
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	21,126	151,051
S. Sami Ahmad
2017 RSU (Time-Based)	—	—	—	—	2,347	16,781	—	—
2017 RSU (ROIC)	—	—	—	—	—	—	3,522	25,182
2017 RSU (EPS Growth)	—	—	—	—	—	—	3,522	25,182
2018 RSU (Time-Based	—	—	—	—	4,670	33,391	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	3,503	25,046
2018 RSU (EPS Growth)	—	—	—	—	—	—	3,503	25,046
2019 RSU (Time-Based)	—	—	—	—	9,775	69,891	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,887	34,942
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,887	34,942
Peter M. Loggenberg
2017 RSU (Time-Based)	—	—	—	—	2,842	20,320	—	—
2017 RSU (ROIC)	—	—	—	—	—	—	4,264	30,488
2017 RSU (EPS Growth)	—	—	—	—	—	—	4,264	30,488
2018 RSU (Time-Based	—	—	—	—	5,440	38,896	—	—
2018 RSU (ROIC)	—	—	—	—	—	—	4,081	29,179
2018 RSU (EPS Growth)	—	—	—	—	—	—	4,081	29,179

	Option Awards				Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
2019 RSU (Time-Based)	—	—	—	—	9,636	68,897	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,818	34,449
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,818	34,449
John R. Townsend
2011 Option	20,000	—	4.09	05/01/21	—	—	—	—
2019 RSU (Time-Based)	—	—	—	—	9,225	65,959	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,611	32,969
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,611	32,969
Joseph M. Tanner
2019 RSU (Time-Based)	—	—	—	—	10,000	71,500	—	—
2019 RSU (Time-Based)	—	—	—	—	8,350	59,703	—	—
2019 RSU (ROIC)	—	—	—	—	—	—	4,175	29,851
2019 RSU (EBITDA Growth)	—	—	—	—	—	—	4,175	29,851

(1)	The 2011 option award granted on May 2, 2011 to Mr. Townsend vested as follows: 20% on May 1, 2012; 2013; 2014; 2015; and 2016, respectively.

(2)
The 2017 time-based restricted stock unit awards were granted on June 16, 2017 and vest as follows: one third on June 16, 2018, 2019, and 2020, respectively. The 2018 time-based restricted stock unit awards were granted on February 20, 2018, and vest as follows: one third on February 20, 2019, 2020, and 2021, respectively. The 2019 time-based restricted stock unit awards were granted on February 15, 2019, and vest as follows: on third on Febarury 15, 2020, 2021, and 2022, respectively.

(3)
The market value of stock reported is calculated by multiplying the number of shares by the closing market price on December 31, 2019, the last day of trading on the NYSE for the 2019 fiscal year, which was $7.15 per share.

(4)
The 2017 ROIC restricted stock unit awards and 2017 EPS Growth restricted stock unit awards were granted on June 16, 2017 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

(5)
The 2018 ROIC restricted stock unit awards and 2018 EPS Growth restricted stock unit awards were granted on February 20, 2018 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

(6)
The 2019 ROIC restricted stock unit awards and 2019 EPS Growth restricted stock unit awards were granted on February 15, 2019 and have a three-year performance period. Payouts will range from 0% to 200% of the target award. The number shown represents the payout assuming threshold performance. For more information on these awards and the associated performance metrics, please see “—Executive Compensation Program Design—Long-Term Incentive,” above.

2019 Option Exercises and Stock Vested
The following table presents information concerning NEO option awards that were exercised and stock awards that vested during the fiscal year ended December 31, 2019.

	Stock awards
Name of Executive	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Patrick D. Quarles	25,000	182,000
S. Sami Ahmad	4,683	44,044
Peter M. Loggenberg	12,279	114,161
John R. Townsend	7,023	68,896
Joseph M. Tanner	—	—

(1)	Amounts reflected in this column are based on the closing price of the Company’s common stock on the date or dates of vesting for each NEO’s restricted stock award.
No Pension Benefits for 2019
Although we do maintain qualified retirement plans for certain employees, none of our current NEOs participate in any plan that provides for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.
Potential Payments upon Termination or Change in Control
Employment Agreements
As discussed above under “Executive Compensation – Employment and Change in Control Arrangements,” we have not entered into employment agreements with any of our executives, other than Mr. Quarles and Mr. Loggenberg. All other executives serve at the discretion of the Board with no fixed term of employment.
Mr. Quarles
Pursuant to his employment agreement, if Mr. Quarles is terminated (including (i) due to death or disability or (ii) for “cause” or by Mr. Quarles without “good reason” (each as defined in his employment agreement)), he (or his estate or beneficiaries, as applicable) will be entitled to receive (a) any accrued and unpaid base salary through the date of termination, (b) reimbursement for any reimbursable business expenses and (c) such benefits as may be provided under the terms of the Company’s benefits plans.

If Mr. Quarles is terminated by the Company without cause or Mr. Quarles resigns for good reason, other than in the context of a “corporate change” (as defined in our long-term incentive plan), he would also be entitled to receive:

•	a lump sum payment in an amount equal to twelve months of his then base salary;

•	Mr. Quarles' annual cash incentive for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and

•	all unvested restricted stock units granted in connection with his appointment and all other time-vesting awards under our long-term incentive plan will immediately vest.
In the event Mr. Quarles’ terminated by the Company without cause or Mr. Quarles resigns for good reason within eighteen months following a corporate change, he would also be entitled to receive:

•	a lump sum payment in an amount equal to twenty-four months of his then base salary;

•	Mr. Quarles' annual cash incentive for the year in which termination occurs, prorated for the portion of the year in which Mr. Quarles worked and calculated based on target performance; and

•	all unvested restricted stock units granted in connection with his appointment and all other time-vesting awards under our long-term incentive plan will immediately vest.
All severance payments not required by law are subject to Mr. Quarles' compliance with the surviving portions of his employment agreement and execution of an irrevocable release of claims in favor of the Company and related parties. Mr. Quarles' employment agreement includes customary non-disclosure, non-competition and non-solicitation covenants.
Mr. Loggenberg
Pursuant to his severance agreement, if Mr. Loggenberg is terminated by the Company other than for “good cause” (as defined in his severance agreement), he will be entitled to receive a lump sum payment in an amount equal to one year of his then base salary (excluding bonuses, grants of stock and /or stock options, profit sharing, benefits, and perquisites). The cash severance shall be payable in six equal monthly installments. Mr. Loggenberg's severance agreement includes customary non-disclosure, non-competition and non-solicitation covenants.
Other Change in Control Severance Arrangements
Under the Trecora Resources Stock and Incentive Plan. Pursuant to the terms of our long-term incentive plan, unless otherwise provided in an individual award agreement, upon the occurrence of a “corporate change” all outstanding awards will become fully vested and exercisable, free of applicable restrictions, and all performance criteria will be deemed to have been achieved at maximum levels (with payments in respect of performance awards paid pro rata to the effective date of the corporate change). The individual award agreements governing currently outstanding restricted stock units provide for immediate vesting of such awards upon a corporate change (unless otherwise provided in an employment agreement). It is the Company’s intention that future award agreements will provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements (i.e., double trigger vesting).

Subject to the terms of any separate employment agreement with an NEO, upon any termination of employment other than following a corporate change, unvested restricted stock units will be forfeited unless otherwise determined by the Compensation Committee in its discretion.
Under the Change in Control Severance Plan and Letter Agreement with Mr. Ahmad. Subject to the terms of any separate employment agreement, our NEOs are entitled to certain severance benefits in connection with a “corporate change” (as defined in our long-term incentive plan) under our Change in Control Severance Plan (“Severance Plan”) and, with respect to Mr. Ahmad, a separate letter agreement (the “Letter Agreement”).
In accordance with the Severance Plan and the Letter Agreement, if an NEO's employment with the Company is terminated by the Company without “cause” or by such NEO for “good reason” (each as defined in the Severance Plan or the Letter Agreement, as applicable), in each case within 18 months following the consummation of a corporate change, the NEO would be entitled to receive:

•	a lump sum payment in an amount equal to twelve months of his or her then base salary;

•	the NEO's annual cash incentive for the year in which termination occurs, prorated for the portion of the year in which the NEO worked and calculated based on target performance; and

•	all of the participant's equity grants under the Company's long-term incentive plan will immediately vest.
Receipt by a participant of payments under the Severance Plan is conditioned upon the execution and delivery of a general waiver and release agreement.
The table below discloses the amount of compensation and/or other benefits due to our NEOs in the event of a change in control (which we refer to as a corporate change) or their termination of employment, assuming such change in control or termination of employment occurred on December 31, 2019. These values are considered to be our best estimates of values potentially due to our NEOs, but actual values could not be determined until an actual termination of employment or a change in control event were to occur.

Name and Triggering Event	Severance Payment ($)	Acceleration and Vesting of Equity Awards ($)[1]		Total ($)
Patrick D. Quarles
Retirement, resignation without good reason or termination with cause	$—	$—		$—
Termination without cause or resignation with good reason	1,200,000	659,623		1,859,623
Termination without cause or resignation with good reason within eighteen months following a corporate change	1,800,000	897,246	[2]	2,697,246
Upon death or disability	—	—		—
S. Sami Ahmad
Retirement, resignation without good reason or termination with cause	$—	$—		$—

Name and Triggering Event	Severance Payment ($)		Acceleration and Vesting of Equity Awards ($)[1]		Total ($)
Termination without cause or resignation with good reason	—		—		—
Termination without cause or resignation with good reason within eighteen months following a corporate change	473,652		232,983	[2]	706,635
Upon death or disability	—		—		—
Peter M. Loggenberg
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	328,271	[3]	—		328,274
Termination without cause or resignation with good reason within eighteen months following a corporate change	525,234		278,299	[2]	803,533
Upon death or disability	—		—		—
John R. Townsend
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	—		—		—
Termination without cause or resignation with good reason within eighteen months following a corporate change	496,636		137,308	[2]	633,944
Upon death or disability	—		—		—
Joseph M. Tanner
Retirement, resignation without good reason or termination with cause	$—		$—		$—
Termination without cause or resignation with good reason	—		—		—
Termination without cause or resignation with good reason within eighteen months following a corporate change	418,688		152,081	[2]	570,769
Upon death or disability	—		—		—

(1)
The value in this column represents an amount equal to the number of shares of Common Stock underlying the executive officer's awards that would vest upon the circumstances described as of December 31, 2019 multiplied by the closing market price of our common stock on December 31, 2019 ($7.15), which was the last trading day of fiscal 2019.

(2)
This value would also apply upon the occurrence of a corporate change (without termination) with respect to currently outstanding awards as described under “Change in Control Severance Arrangements – Under Trecora Resources Stock and Incentive Plan.” As noted above, it is our intention that future award agreements will provide that a corporate change will not trigger vesting of the related award unless it is followed by the termination of the NEO consistent with our other change in control severance arrangements.

(3)	Under Mr. Loggenberg's severance agreement, he is entitled to this cash payment only in connection with his termination other than for good cause (as defined in the severance agreement).

Equity Compensation Plan Information
The following table provides information regarding our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	785,865	$10.87	1,352,940
Equity compensation plans not approved by security holders	—	—	—
Total	785,865	$10.87	1,352,940
(1) Column (a) includes shares issuable pursuant to outstanding restricted stock units under the Trecora Resources Stock and Incentive Plan. Restricted stock unit awards are not reflected in the exercise price in column (b) as these awards do not have an exercise price.
Pay Ratio Disclosure
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K (the “Pay Ratio Rule”).
For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $90,272, and

•	the annual total compensation of our CEO, as calculated in accordance with the Pay Ratio Rule, was $2,291,586, thereby

•	making our CEO to median employee ratio 25:1.
To identify the median of the annual total compensation of all our employees, we took the following steps:

•
We determined that as of December 31, 2019, our employee population consisted of approximately 270 individuals with all of these individuals located in the U.S. This population consisted of our full-time, part-time, and temporary employees.

•
We identified the “median employee” from our employee population by listing all employees based on gross wages received for 2019 and calculating the median. The list for calculating the median excluded the CEO.

•	Since all our employees are located in the U.S., as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

•	Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

OTHER INFORMATION
Stockholder Proposals
You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2021 Annual Meeting, the Corporate Secretary must receive the written proposal at 1650 Highway 6 South, Suite 190, Sugar Land, Texas 77478 no later than the close of business on December 12, 2020. Such proposals also must comply with SEC regulations under Rule 14a–8 regarding the inclusion of stockholder proposals in company–sponsored proxy materials. If you desire to bring a matter before the 2021 Annual Meeting and the proposal is submitted outside the process of Rule 14a–8, you may use the procedures set forth in our amended and restated bylaws (the “Bylaws”) described below.
Our Bylaws provide that any stockholder of record who wishes to nominate persons for election to the Board or propose business at the 2021 Annual Meeting (not including a proposal submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a–8 described above) must deliver a notice of the matter under Section 1 of Article I of our Bylaws, and the notice must be received by our Corporate Secretary not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, any notice intended to be given by a stockholder under the advance notice provisions with respect to the 2021 Annual Meeting pursuant to our Bylaws must be received by our Corporate Secretary at the address listed above not later than the close of business on February 18, 2021, and not earlier than the close of business on January 19, 2021. Limited exceptions apply if the date of the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting. The notice must comply with the applicable requirements of the Bylaws.
Delivery of Documents to Stockholders Sharing an Address
No more than one Notice of Internet Availability is being sent to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the Notice of Internet Availability or proxy materials by contacting Morrow Sodali LLC at the address above. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the Notice of Internet Availability may contact Morrow Sodali LLC at the address above to request a change.
Other Business
As of the date of this proxy statement’s printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting; the persons named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.
By order of the Board of Directors
Christopher A. Groves
Corporate Secretary

Trecora Resources

VOTE

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 19, 2020 at 1:00 A.M., local time.

Online
Go to **www.investorvote.com/TREC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - GARY K. ADAMS	☐	☐	☐	02 - PAMELA R. BUTCHER	☐	☐	☐	03 - NICHOLAS N. CARTER	☐	☐	☐
04 - ADAM C. PEAKES	☐	☐	☐	05 - PATRICK D. QUARLES	☐	☐	☐	06 - JANET S. ROEMER	☐	☐	☐
07 - KAREN A. TWITCHELL	☐	☐	☐								

	For	Against	Abstain		For	Against	Abstain
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐	3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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C 1234567890 JNT

72AM 457192

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

038D6B

The 2020 Annual Meeting of Shareholders of Trecora Resources will be held on May 19, 2020 at 10am CT, virtually via the internet at www.meetingcenter.io/208656910.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TREC2020.

Meeting Date: May 19, 2020
at 10:00 a.m. CDT

Location: Virtual Meeting

Important notice regarding internet availability of proxy materials for the stockholder meeting to be held on May 19, 2020

The Notice of Annual Meeting of Stockholders and Proxy Statement are available at: www.envisionreports.com/TREC

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Proxy — Trecora Resources

+

TRECORA RESOURCES ANNUAL MEETING TO BE HELD ON 5/19/20 AT 10:00 A.M. C.D.T. FOR HOLDERS AS OF 3/24/20

Sami Ahmad or Chris Groves, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trecora Resources to be held on May 19, 2020, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

+

Trecora Resources

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. ELECTION OF DIRECTORS:

	For	Against	Abstain
01 - GARY K. ADAMS	☐	☐	☐
02 - PAMELA R. BUTCHER	☐	☐	☐
03 - NICHOLAS N. CARTER	☐	☐	☐
04 - ADAM C. PEAKES	☐	☐	☐
05 - PATRICK D. QUARLES	☐	☐	☐
06 - JANET S. ROEMER	☐	☐	☐
07 - KAREN A. TWITCHELL	☐	☐	☐

	For	Against	Abstain
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

72AM 457192

038D7B

The 2020 Annual Meeting of Shareholders of Trecora Resources will be held on May 19, 2020 at 10am CT, virtually via the internet at www.meetingcenter.io/208656910.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — TREC2020.

Meeting Date: May 19, 2020
at 10:00 a.m. CDT

Location: Virtual Meeting

Important notice regarding internet availability of proxy materials for the stockholder meeting to be held on May 19, 2020

The Notice of Annual Meeting of Stockholders and Proxy Statement are available at: www.edocumentview.com/TREC

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Trecora Resources

TRECORA RESOURCES ANNUAL MEETING TO BE HELD ON 5/19/20 AT 10:00 A.M. C.D.T. FOR HOLDERS AS OF 3/24/20

Sami Ahmad or Chris Groves, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Trecora Resources to be held on May 19, 2020, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)